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                   CHUKCHANSI ECONOMIC DEVELOPMENT AUTHORITY




             16.75% SENIOR SUBORDINATED PAY-IN-KIND NOTES DUE 2009

                           WITH CONTINGENT INTEREST


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                                   INDENTURE

                          Dated as of October 8, 2002

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                                U.S. BANK, N.A.

                                    Trustee

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                            CROSS-REFERENCE TABLE*

        Trust Indenture

        Act Section                                   Indenture Section
        310(a)(1)..................................             7.09
             (a)(2)................................             7.09
             (a)(3)................................             N.A.
             (a)(4)................................             N.A.
             (a)(5)................................             7.09
             (b)...................................             7.09
             (c)...................................             N.A.
        311(a).....................................             7.10
             (b)...................................             7.10
             (c)...................................             N.A.
        312(a).....................................             2.05
             (b)...................................            13.03
             (c)...................................            13.03
        313(a).....................................             N.A.
             (b)(1)................................             N.A.
             (b)(2)................................             7.06
             (c)...................................            13.02
             (d)...................................             N.A.
        314(a).....................................            13.05
             (b)...................................             N.A.
             (c)(1)................................            13.04
             (c)(2)................................            13.04
             (c)(3)................................             N.A.
             (d)...................................             N.A.
             (e)...................................            13.05
             (f)...................................             N.A.
        315(a).....................................             7.01
             (b)...................................          7.05,13.02
             (c)...................................             7.01
             (d)...................................             7.01
             (e)...................................             6.11
        316(a) (last sentence).....................             2.09
             (a)(1)(A).............................             6.05
             (a)(1)(B).............................             6.04
             (a)(2)................................             N.A.
             (b)...................................             6.07
             (c)...................................             2.12
        317(a)(1)..................................             6.08
             (a)(2)................................             6.09
             (b)...................................             2.04
        318(a).....................................            13.01
             (b)...................................             N.A.
             (c)...................................            13.01

N.A. means not applicable.

* This Cross Reference Table is not part of the Indenture.

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

                               TABLE OF CONTENTS

                                                                                                               Page

                                  ARTICLE 1.

                         DEFINITIONS AND INCORPORATION

                                 BY REFERENCE

   Section 1.01       Definitions.................................................................................1
   Section 1.02       Other Definitions..........................................................................24
   Section 1.03       Incorporation by Reference of Trust Indenture Act..........................................25
   Section 1.04       Rules of Construction......................................................................25

                                  ARTICLE 2.

                                   THE NOTES

   Section 2.01       Form and Dating............................................................................26
   Section 2.02       Execution and Authentication...............................................................26
   Section 2.03       Registrar and Paying Agent.................................................................26
   Section 2.04       Paying Agent to Hold Money in Trust........................................................27
   Section 2.05       Holder Lists...............................................................................27
   Section 2.06       Transfer and Exchange......................................................................27
   Section 2.07       Replacement Notes..........................................................................29
   Section 2.08       Outstanding Notes..........................................................................29
   Section 2.09       Treasury Notes.............................................................................30
   Section 2.10       Temporary Notes............................................................................30
   Section 2.11       Cancellation...............................................................................30
   Section 2.12       Defaulted Interest.........................................................................30

                                  ARTICLE 3.

                           REDEMPTION AND PREPAYMENT

   Section 3.01       Notices to Trustee.........................................................................31
   Section 3.02       Selection of Notes to Be Redeemed or Purchased.............................................31
   Section 3.03       Notice of Redemption.......................................................................31
   Section 3.04       Effect of Notice of Redemption.............................................................32
   Section 3.05       Deposit of Redemption or Purchase Price....................................................32
   Section 3.06       Notes Redeemed or Purchased in Part........................................................32
   Section 3.07       Optional Redemption........................................................................33
   Section 3.08       Mandatory Redemption.......................................................................33
   Section 3.09       Mandatory Disposition Pursuant to Gaming Laws..............................................33
   Section 3.10       Repurchase Offers..........................................................................34

                                  ARTICLE 4.

                          COVENANTS of the authority

   Section 4.01       Payment of Notes...........................................................................36
   Section 4.02       Maintenance of Office or Agency............................................................36
   Section 4.03       Reports....................................................................................37
   Section 4.04       Compliance Certificate.....................................................................37
   Section 4.05       Taxes......................................................................................38
   Section 4.06       Stay, Extension and Usury Laws.............................................................38
   Section 4.07       Restricted Payments........................................................................38
   Section 4.08       Limitation on Indebtedness.................................................................41
   Section 4.09       Asset Sales................................................................................42
   Section 4.10       Liquidation, Dissolution, Consolidation, or Merger.........................................44
   Section 4.11       Transactions with Affiliates...............................................................44
   Section 4.12       Liens......................................................................................45
   Section 4.13       Line of Business...........................................................................45
   Section 4.14       Governmental Existence.....................................................................45
   Section 4.15       Offer to Repurchase Upon Change of Control.................................................45
   Section 4.16       Limitation on Sale and Leaseback Transactions..............................................47
   Section 4.17       Limitation on the Creation of  Subsidiaries................................................47
   Section 4.18       Limitation on Status as an Investment Company..............................................47
   Section 4.19       [Intentionally Omitted]....................................................................47
   Section 4.20       Gaming Licenses and Other Permits..........................................................47
   Section 4.21       Modification or Transfer of Certain Agreements.............................................48
   Section 4.22       Ownership Interests in the Authority.......................................................48
   Section 4.23       United States Federal Income Tax Reporting.................................................48
   Section 4.24       Use of Proceeds............................................................................48
   Section 4.25       Payments for Consent.......................................................................48

                                  ARTICLE 5.

                            covenants of the tribe

   Section 5.01       Prohibited Activities......................................................................48
   Section 5.02       Permitted Amendments to Tribal Gaming Ordinance............................................50
   Section 5.03       Further Assurances Regarding Authority; No Conveyance or
                      Encumbrance of Land........................................................................50
   Section 5.04       Incurrence of Obligations Affecting Authority..............................................50
   Section 5.05       Receipt of Prohibited Payments from the Authority..........................................50
   Section 5.06       Payment In Full of Obligations to Holders of Notes Before Certain
                      Payments to the Tribe......................................................................50
   Section 5.07       Consents to Liens Securing Obligations.....................................................51
   Section 5.08       Limitation on Actions of Tribe.............................................................51
   Section 5.09       Bankruptcy Restrictions....................................................................51
   Section 5.10       Exclusive Operation of Gaming Enterprise...................................................51
   Section 5.11       Exclusion From Licensing Requirements of Compact...........................................51

                                  ARTICLE 6.

                             DEFAULTS AND REMEDIES

   Section 6.01       Events of Default..........................................................................51
   Section 6.02       Acceleration...............................................................................54
   Section 6.03       Other Remedies.............................................................................54
   Section 6.04       Waiver of Past Defaults....................................................................55
   Section 6.05       Control by Majority........................................................................55
   Section 6.06       Limitation on Suits........................................................................55
   Section 6.07       Rights of Holders of Notes to Receive Payment..............................................55
   Section 6.08       Collection Suit by Trustee.................................................................56
   Section 6.09       Trustee May File Proofs of Claim...........................................................56
   Section 6.10       Priorities.................................................................................56
   Section 6.11       Undertaking for Costs......................................................................57

                                  ARTICLE 7.

                                    TRUSTEE

   Section 7.01       Duties of Trustee..........................................................................57
   Section 7.02       Rights of Trustee..........................................................................58
   Section 7.03       Individual Rights of Trustee...............................................................58
   Section 7.04       Trustee's Disclaimer.......................................................................59
   Section 7.05       Notice of Defaults.........................................................................59
   Section 7.06       Compensation and Indemnity.................................................................59
   Section 7.07       Replacement of Trustee.....................................................................60
   Section 7.08       Successor Trustee by Merger, etc...........................................................61
   Section 7.09       Eligibility; Disqualification..............................................................61
   Section 7.10       Preferential Collection of Claims Against Authority........................................61

                                  ARTICLE 8.

                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

   Section 8.01       Option to Effect Legal Defeasance or Covenant Defeasance...................................61
   Section 8.02       Legal Defeasance and Discharge.............................................................61
   Section 8.03       Covenant Defeasance........................................................................62
   Section 8.04       Conditions to Legal or Covenant Defeasance.................................................62
   Section 8.05       Deposited Money and Government Securities to be Held in Trust;
                      Other Miscellaneous Provisions.............................................................63
   Section 8.06       Repayment to Authority.....................................................................64
   Section 8.07       Reinstatement..............................................................................64

                                  ARTICLE 9.

                       AMENDMENT, SUPPLEMENT AND WAIVER

   Section 9.01       Without Consent of Holders of Notes........................................................64
   Section 9.02       With Consent of Holders of Notes...........................................................65
   Section 9.03       Compliance with Trust Indenture Act........................................................66
   Section 9.04       Revocation and Effect of Consents..........................................................66
   Section 9.05       Notation on or Exchange of Notes...........................................................67
   Section 9.06       Trustee to Sign Amendments, etc............................................................67

                                  ARTICLE 10.

       LIMITED WAIVER OF SOVEREIGN IMMUNITY; Arbitration; non-impairment

   Section 10.01      Irrevocable Waiver of Sovereign Immunity...................................................67
   Section 10.02      Designation of Applicable Courts and Jurisdiction..........................................68
   Section 10.03      Additional Waivers as to Tribal Courts.....................................................68
   Section 10.04      Agreement not to Contest...................................................................68
   Section 10.05      Arbitration................................................................................68
   Section 10.06      Non-Impairment.............................................................................70

                                  ARTICLE 11.

                          satisfaction and discharge

   Section 11.01      Satisfaction and Discharge.................................................................70
   Section 11.02      Application of Trust Money.................................................................71

                                  ARTICLE 12.

        special provisions regarding unlicensed and non-exempt holders

   Section 12.01      Special Provisions Regarding Unlicensed and Non-Exempt Holders.............................71

                                  ARTICLE 13.

                                 MISCELLANEOUS

   Section 13.01      Trust Indenture Act Controls...............................................................72
   Section 13.02      Notices....................................................................................72
   Section 13.03      Communication by Holders of Notes with Other Holders of Notes..............................73
   Section 13.04      Certificate and Opinion as to Conditions Precedent.........................................73
   Section 13.05      Statements Required in Certificate or Opinion..............................................73
   Section 13.06      Rules by Trustee and Agents................................................................74
   Section 13.07      No Personal Liability......................................................................74
   Section 13.08      Governing Law..............................................................................74
   Section 13.09      No Adverse Interpretation of Other Agreements..............................................74
   Section 13.10      Successors.................................................................................74
   Section 13.11      Severability...............................................................................74
   Section 13.12      Counterpart Originals......................................................................74
   Section 13.13      Table of Contents, Headings, etc...........................................................75
   Section 13.14      Subordination..............................................................................75

                                   EXHIBITS

Exhibit A         FORM OF NOTE
Exhibit B         FORM OF CERTIFICATE OF TRANSFER
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         INDENTURE dated as of October 8, 2002 among the Chukchansi Economic
Development Authority (the "Authority"), a wholly-owned unincorporated enterprise of the Picayune Rancheria of Chukchansi Indians, a sovereign tribe recognized by the United States pursuant to 25 C.F.R. Part 83 (the "Tribe"), the Tribe and U.S. Bank, N.A., a national banking association, as trustee (the
"Trustee").

         The Authority, the Tribe and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 16.75% Senior Subordinated Pay-in-Kind Notes due 2009 with
Contingent Interest (the "Notes"):

                                  ARTICLE 1.

                         DEFINITIONS AND INCORPORATION
                                 BY REFERENCE

Section 1.01      Definitions.

         "Adjustment Event" means any adjustment by the Internal Revenue
Service (or state or local tax authority) in respect of any income inclusion arising from or attributable to the Notes or the Subordinated PIK Notes which adjustment becomes a final "determination" under section 1313 of the Code (or similar state or local tax law).

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling,"
"controlled by" and "under common control with" shall have correlative meanings; provided, further, that the Manager, on the one hand, and the Authority and the Tribe, on the other hand, shall not be deemed to be Affiliates of each other.

         "Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent.

         "Applicable Income Tax Rate" means an amount equal to the sum of (a) the highest marginal Federal income tax rate applicable to an individual, plus
(b) an amount equal to the sum of the highest marginal state and local income tax rates applicable to any individual resident in New York, New York multiplied by a factor equal to 1 minus such highest marginal Federal income tax rate.

         "Asset Sale" means the sale, lease, conveyance or other disposition of any assets or rights of the Authority; provided, that the sale, conveyance or other disposition of all or substantially all of the assets of the Authority shall be governed by Section 4.10 hereof and not by Section 4.09 hereof.

         Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

                  (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $1.0 million;

                  (2) the sale or other disposition of cash or Cash
         Equivalents;

                  (3) the sale, conveyance, exchange or other disposition of equipment, inventory, accounts receivable or other assets or rights in the ordinary course of business, including, without limitation, sales and exchanges of gaming equipment;

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                  (4) sales, conveyances or other dispositions of property in the ordinary course of business pursuant to an established program for the maintenance and upgrading of such property;

                  (5) a Restricted Payment or Permitted Investment that is permitted by Section 4.07 hereof;

                  (6) a surrender or waiver of contract rights or settlement, release or surrender of contract, tort or other litigation claims in the ordinary course of business;

                  (7) any sale or transfer of land to the U.S. federal government to hold in trust for the Tribe; and

                  (8) the grant of Permitted Liens.

         "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

         "Authority" has the meaning assigned to in the preamble to this Indenture.

         "Authority Assets" means all right, title and interest of the Authority or the Tribe in and to the Chukchansi Gold Resort & Casino and all assets, rights and revenues related to or arising therefrom, other than Authority Assets permitted to be distributed to the Tribe under this Indenture and the Collateral Documents.

         "Authority Ordinance" means the ordinance adopted by the Tribal
Council creating the Authority, as amended through the date of this Indenture.

         "Available Funds" means, with respect to any full fiscal quarter of the Authority, the sum of:

                  (1) the Authority's Net Revenues for such period; plus

                  (2) depreciation, amortization (including amortization of goodwill and other intangibles, but excluding amortization of prepaid cash expenses that were paid in a prior period), accrued and unpaid interest (other than contingent interest) and other non-cash expenses
         (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of the Authority for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Net Revenues; plus

                  (3) interest income on cash and Cash Equivalents received during such period (other than cash or Cash Equivalents contained in the Cash Accumulation Account, the Interest Reserve Account and the
         Contingent Interest Account); plus

                  (4) decreases in Working Capital during such period; less

                  (5) all amounts payable pursuant to the Management Agreement with respect to such period; less

                                      2


                  (6) capital expenditures made by the Authority during such period (only to the extent such amount is not paid from the Capital Replacement Reserve Account) to maintain the condition of the Chukchansi Gold Resort & Casino; less

                  (7) Contingent Interest paid in cash during such period on the Notes, on the Subordinated PIK Notes and on the Letter of Credit Note, in each case, for such period to the extent that such Contingent Interest was not deducted in computing Net Revenues; less

                  (8) increases in Working Capital during such period; less

                  (9) any prepayment of principal made during such period on Indebtedness that was permitted to be incurred pursuant to Section
         4.08 hereof other than any prepayment made with the proceeds from Permitted Refinancing Indebtedness.

         "Bankruptcy Law" means Title 11 of the United States Code or any similar federal or state law for the relief of debtors.

         "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

         "BIA" means the Bureau of Indian Affairs of the Department of the Interior.

         "Board of Directors" means:

                  (1) with respect to a corporation, the board of directors of the corporation;

                  (2) with respect to a partnership, the board of directors of the general partner of the partnership;

                  (3) with respect to the Authority, the Management Board; and

                  (4) with respect to any other Person, the board or committee of such Person serving a similar function.

          "Business Day" means any day other than a Legal Holiday.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP.

         "Capital Replacement Reserve Account" has the meaning ascribed thereto in the Cash Collateral and Disbursement Agreement.

         "Capital Stock" means:

                  (1) in the case of a corporation, corporate stock;

                  (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

                  (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

                  (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Accumulation Account" means a cash accumulation account maintained and held by an Eligible Institution into which Available Funds shall be deposited by the Authority pursuant to Section 4.07 hereof.

         "Cash Accumulation Account Contribution Agreement" means the Cash Accumulation Account Contribution Agreement dated as of the date of this Indenture, among the Authority, the Senior Notes Trustee, the Manager, the Tribe and the Disbursement Agent, as in effect on the date of this Indenture or as amended in accordance with the Senior Notes Indenture.

         "Cash Collateral and Disbursement Agreement" means the Cash Collateral and Disbursement Agreement dated as of the date of this Indenture, among the Authority, the Senior Notes Trustee, the Tribe and the Disbursement Agent, as in effect on the date of this Indenture or as amended in accordance with the Senior Notes Indenture.

         "Cash Equivalents" means:

                  (1) United States dollars;

                  (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

                  (3) securities issued by any state of the United States of America or any political subdivision thereof having the highest rating obtainable from either Moody's Investors Service, Inc. or Standard & Poor's Rating Services and having maturities of not more than one year from the date of acquisition;

                  (4) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

                  (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

                  (6) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing not more than one year after the date of acquisition; and

                  (7) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

         "Cash Flow" means, with respect to any specified Person for any period, the Net Income of such Person for such period plus:

                  (1) an amount equal to any extraordinary loss plus any net loss realized by such Person in connection with an Asset Sale, to the extent such losses were deducted in computing such Net Income; plus

                  (2) the interest expense of such Person for such period, whether paid or accrued and whether or not capitalized (excluding the Commitment Fee, but including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings other than the Commitment Fee, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Net Income; plus

                  (3) any preopening expenses to the extent that such preopening expenses were deducted in computing Net Income and determined in accordance with GAAP; plus

                  (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense, other than pre-opening expenses, that was paid in a prior period) of such Person for such period, to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Net Income; plus

                  (5) Management Fees to the extent that such Management Fees were deducted in computing Net Income; minus

                  (6) non-cash items increasing such Net Income for such period other than the accrual of revenue in the ordinary course of business, in each case as determined in accordance with GAAP; plus

                  (7) taxes deducted for the purposes of determining Net
         Income.

          "Change of Control" means the occurrence of any of the following:

                  (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Manager relating to the Chukchansi Gold Resort & Casino, other than pursuant to a Permitted Change of Control Transaction;

                  (2) the Authority ceases to be a wholly-owned unit, instrumentality, enterprise or subdivision of the government of the

         Tribe;

                  (3) the Authority ceases to have the exclusive legal right to operate the Chukchansi Gold Resort & Casino;

                  (4) the Principals and their Related Parties cease to collectively Beneficially Own more than 50% of the Voting Stock of Cascade Entertainment Group, LLC, measured by voting power rather than number of shares, or more than 50% of the outstanding Equity Interests of Cascade Entertainment Group, LLC, in either case, other than as a result of a Permitted Change of Control Transaction;

                  (5) the adoption of a plan relating to the liquidation or dissolution of the Authority or the Manager, other than pursuant to a Permitted Change of Control Transaction; or

                  (6) the first day on which a majority of the members of the Management Committee of Cascade Entertainment Group, LLC are not Continuing Members.

         "Chukchansi Gold Resort & Casino" means the project to design, develop, construct, equip and operate a casino, hotel and related amenities on the Tribe's Rancheria near Coarsegold, California, as generally described in the Offering Memorandum.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral Documents" has the meaning set forth in the Senior Notes Indenture.

         "Commitment Fee" has the meaning set forth in the Letter of Credit Drawdown Agreement.

         "Compact" means, the Tribal State Gaming Compact dated as of September 10, 1999, between the Tribe and the State of California, as amended from time to time.

         "Constitution" means the Constitution of the Tribe duly and validly adopted by the Tribe on November 7, 1988.

         "Construction Disbursement Account" means the construction disbursement account to be maintained by the Disbursement Agent and pledged to the Senior Notes Trustee pursuant to the terms of the Cash Collateral and Disbursement Agreement.

         "Construction Period" has the meaning set forth in the Cash Collateral and Disbursement Agreement.

         "Construction Period Accounts" has the meaning set forth in the Cash Collateral and Disbursement Agreement.

         "Construction Schedule" has the meaning set forth in the Cash Collateral and Disbursement Agreement.

         "Contingent Interest" means:

                  (1) for the purpose of the First Accrual Period and any Semiannual Period, the product of 3% multiplied by up to $50 million of the Net Revenues of the Authority for such First Accrual Period or Semiannual Period, as applicable;

                  (2) for the purpose of any Interim Period beginning after the First Accrual Period and ending after the date that internal financial statements for the prior two fiscal quarters completed immediately prior to the end of such Interim Period are available, the product of (a) 3% multiplied by up to $50 million of the Net Revenues of the Authority for those two fiscal quarters and (b) a fraction, the numerator of which is the number of days from, but excluding, the end of the most recent Semiannual Period to the date of payment and the denominator of which is 180; and

                  (3) for the purpose of the Accrual Period that begins after the Initial Operating Date that ends prior to the completion of the First Accrual Period, the product of (a) 3% multiplied by up to $50 million of the Net Revenues of the Authority for all completed calendar months during such period for which financial statements are available and (b) a fraction, the numerator of which is the number of days from, and including, the Initial Operating Date to the date of payment and the denominator of which is the aggregate number of days for the two fiscal quarters ending on such payment date included in such Accrual Period;

in each case, multiplied by a fraction, the numerator of which is the principal amount of these Notes outstanding on the close of business on the Record Date and the denominator of which is $14,827,605.

         "Contingent Interest Account" means the Contingent Interest account to be maintained by the Authority pursuant to the Cash Collateral and Disbursement Agreement containing all unpaid Contingent Interest on the Notes, the Subordinated PIK Notes and the Letter of Credit Note, the payment of which is deferred until the Release Conditions are met.

         "Continuing Members" means, as of any date of determination, any member of the Management Committee of Cascade Entertainment Group, LLC, as applicable, who (i) was a member of such Management Committee on the date of this Indenture or (ii) was nominated for election or elected to such Management Committee with the approval of a majority of the members of Cascade Entertainment Group, LLC.

         "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Authority.

         "Current Assets" means all amounts (other than cash and Cash Equivalents) which would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Authority.

         "Current Liabilities" means all amounts that would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Authority.

         "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

         "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A-1.

         "Deposit Account Control Agreement" has the meaning set forth in the Cash Collateral and Disbursement Agreement.

         "Development Agreement" means the Amended and Restated Development Agreement, dated June 15, 2001, among the Authority, the Tribe and the Manager, as amended from time to time in accordance with the Senior Notes Indenture.

         "Disbursement Agent" means U.S. Bank, N.A. or the then acting Disbursement Agent under the Cash Collateral and Disbursement Agreement.

         "Eligible Institution" means a domestic commercial banking institution that has combined capital and surplus of not less than $500 million, and whose debt is rated "A" or higher by Standard & Poor's Rating Service or Moody's Investors Service, Inc. at the time any investment or rollover therein is made.

         "Equity Interests" of any Person means any shares, interests, participations or other equivalents (however designated) in such Person's equity, and shall in any event include any Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock) issued by, or partnership, participation or membership interests in, such Person.

         "Excess Cash Flow" means, at any time, any amounts of Available Finds remaining after all payments required pursuant to Section 4.07(c) hereof have been made.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Financial Source" means any Person extending financing, directly or indirectly, to any gaming facility or gaming operation of the Tribe within the meaning of the Compact.

         "First Accrual Period" means the period beginning on the Initial Operating Date through and including the next June 30 or December 31, as applicable.

         "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Authority incurs, assumes, Guarantees, repays, repurchases or redeems or otherwise retires any Indebtedness (other than ordinary working capital borrowings) subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption or retirement of Indebtedness and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

         In addition, for purposes of calculating the Fixed Charge Coverage
Ratio:

                  (1) acquisitions that have been made by the Authority, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Cash Flow for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act;

                  (2) the Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of on or prior to the Calculation Date, shall be excluded; and

                  (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of on or prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges shall not be obligations of the Authority following the Calculation Date.

         "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

                  (1) the consolidated interest expense (excluding interest and contingent interest, if any, whether paid or accrued, on the Notes, the Subordinated PIK Notes or the Letter of Credit Note) of such Person for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings (excluding the Commitment Fee), and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

                  (2) the consolidated interest of such Person that was capitalized during such period; plus

                  (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or secured by a Lien on assets of such Person, whether or not such Guarantee or Lien is called upon.

         "Fixed Interest" means all amounts of fixed interest payable on the Notes pursuant to the Notes.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

         "Gaming" means any and all activities defined as class II and class III Gaming (as defined in IGRA).

         "Gaming Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States federal government, any foreign government, any applicable tribal government, any state, province or city or other political subdivision or otherwise, whether now or hereafter in existence, or any officer or official thereof, including, without limitation, the NIGC and the BIA, any division of the Tribe or any other agency, in each case, with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Authority or the Tribe.

         "Gaming Enterprise" means any commercial enterprise of the Authority, including without limitation, any gaming operation, hotel or resort operation, restaurant or other entertainment or commercial enterprise.

         "Gaming Law" means the provisions of the Compact and gaming laws or regulations of any jurisdiction or jurisdictions to which the Authority or the Tribe is, or may at any time after the date of this Indenture, be subject.

         "Gaming License" means any license, permit, franchise or other authorization required to own, lease, or operate or otherwise conduct gaming activities of the Authority or the Tribe, other than gaming device licenses.

         "Government Securities" means securities that are:

                  (1) direct obligations of the United States of America, the timely payment of which its full faith and credit is pledged; or

                  (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America;

which, in either case, are not callable or redeemable at the option of the issuer thereof, and also includes a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

         "Governmental Action" means any resolution, ordinance, statute, regulation, order or decision regardless of how constituted having the force of law or legal authorization of the Tribe, the Authority or any instrumentality or agency of the Tribe.

         "Gross Gaming Revenue (Win)" means the net win from Gaming which is the difference between Gaming wins and losses before deducting costs and expenses.

         "Gross Revenues" means all revenues of any nature derived directly or indirectly from the Chukchansi Gold Resort & Casino including, without limitation, Gross Gaming Revenue (Win), food and beverage sales, and other rental payments or other receipts from lessees, sublessees, licensees and concessionaires, (but not the gross receipts of such lessees, sublessees, licensees or concessionaires, provided that such lessees, sublessees, licensees and concessionaires are not subsidiaries or Affiliates of the Manager), and revenue recorded for Promotional Allowances, but excluding any taxes the Tribe is allowed to assess pursuant to Section 7 of the Management Agreement.

         "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

         "Hedging Obligations" means, with respect to any specified Person, the net obligations of such Person under:

                  (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

                  (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

         "Holder" means a Person in whose name a Note is registered.

         "Holdings" means Cascade Holdings, LLC, a Delaware limited liability company.

         "IGRA" means the Indian Gaming Regulatory Act of 1988, PL 100-497, 25 U.S.C. 2701 et seq., as amended from time to time.

         "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

                  (1) borrowed money;

                  (2) obligations evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

                  (3) banker's acceptances;

                  (4) Capital Lease Obligations;

                  (5) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

                  (6) net obligations under Hedging Obligations;

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any assets of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

         The amount of any Indebtedness outstanding as of any date shall be:

                  (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

                  (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Independent Construction Consultant" means Professional Associates Construction Services, Inc., a California corporation, and its successors or replacements as provided in the Cash Collateral and Disbursement Agreement.

         "Initial Operating Date" means, with respect to the Chukchansi Gold Resort & Casino, the first time that:

                  (1) all Gaming Licenses have been granted and have not been revoked or suspended;

                  (2) all Liens (other than Permitted Liens), if any, related to the development, construction and equipping of, and beginning operations at, the Chukchansi Gold Resort &

         Casino have been discharged or, if payment is not yet due or if such payment is contested in good faith by the Authority, sufficient funds remain in the Construction Period Account to discharge such Liens;

                  (3) the Independent Construction Consultant shall have delivered a certificate to the Trustee certifying that the Chukchansi Gold Resort & Casino is substantially complete in all material respects in accordance with the Plans and all applicable building laws, ordinances and regulations;

                  (4) the Chukchansi Gold Resort & Casino is in a condition (including the installation of furnishings, fixtures and equipment) to receive customers in the ordinary course of business;

                  (5) the Chukchansi Gold Resort & Casino is open to the general public and operating with the Minimum Facilities;

                  (6) the Chukchansi Gold Resort & Casino is open to the general public and operating in accordance with applicable law in all material respects; and

                  (7) a permanent or temporary certificate of occupancy has been issued for the Chukchansi Gold Resort & Casino by the appropriate governmental authorities.

         "Intercreditor Agreement" means the Intercreditor Agreement dated as of the date of this Indenture among the Trustee, the Senior Notes Trustee, the Subordinated PIK Notes trustee, the L/C Provider, the Manager, the Authority and the Tribe, as in effect on the date of this Indenture or as amended in accordance with the Senior Notes Indenture.

         "Interest" means Fixed Interest and Contingent Interest, if any.

         "Interest Reserve Account" means the interest reserve account to be maintained by and pledged to the Senior Notes Trustee pursuant to the Cash Collateral and Disbursement Agreement into which an amount, together with interest earned on such amount, sufficient to pay the first three interest payments on the Senior Notes shall be deposited on the date of the Senior Notes Indenture.

         "Interim Period" means any period, other than the First Accrual Period, that begins on any January 1 and ends before the next June 30 and any period that begins on any July 1 and ends before the next December 31.

         "Investment Company Act" means the Investment Company Act of 1940, as amended.

         "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and advances to directors, officers and employees and prepayments of expenses, in each case, made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. The acquisition by the Authority of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Authority in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section
4.07 hereof, without duplication.

         "Key Project Assets" means (1) any tribal gaming land or land necessary for access to or the operation of the Chukchansi Gold Resort & Casino and (2) any improvements (including buildings, but excluding personal property and fixtures and improvements determined by the Authority to no longer be useful or necessary to the operations or support of the Chukchansi Gold Resort & Casino) on any tribal gaming land or land necessary for the Chukchansi Gold Resort & Casino.

         "L/C Provider" means Credit Provider Group, LLC, a Delaware limited liability company.

         "L/C Provider Tax Amounts" means an amount equal to the excess of (x) the Minimum Tax Payment Amount (as defined in Exhibit B of the Letter of Credit Drawdown Agreement) with respect to the Letter of Credit Note over (y) the cumulative amount of interest payments previously made with respect to the Letter of Credit Note, to be paid to the holder of the Letter of Credit Note.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

         "Letter of Credit" means the irrevocable $15.0 million letter of credit provided by the L/C Provider to the Authority in accordance with the Letter of Credit Drawdown Agreement and any replacement thereof pursuant to the provisions of the Letter of Credit Drawdown Agreement; provided, that any such replacement does not have a drawdown limit in excess of $15.0 million.

         "Letter of Credit Drawdown Agreement" means the Letter of Credit Drawdown Agreement dated as of the date of this Indenture, among the L/C Provider, the Authority, the Manager, the Tribe and the Senior Notes Trustee, as in effect on the date of this Indenture or as amended in accordance with the Senior Notes Indenture.

         "Letter of Credit Note" means the Promissory Note executed by the Authority in favor of the L/C Provider pursuant to the terms of the Letter of Credit Drawdown Agreement.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

         "Management Agreement" means the Second Amended and Restated Management Agreement, dated July 16, 2002, among the Authority, the Tribe and the Manager, as amended from time to time in accordance with the Senior Notes Indenture.

         "Management Board" means the Board of Directors created under the tribal ordinance establishing the Authority.

         "Management Committee" means (a) for so long as Cascade Entertainment Group, LLC is a limited liability company, the management committee or managing member of such entity and (b) otherwise the Board of Directors of Cascade Entertainment Group, LLC, as applicable.

         "Management Fees" means any fees payable by the Authority to the Manager pursuant to the Management Agreement.

         "Manager" means Cascade Entertainment Group, LLC, a California limited liability company, or any Permitted Replacement Manager in its capacity as manager of the Chukchansi Gold Resort & Casino.

         "Manager Agreement" means the Manager Agreement as in effect on the date of this Indenture by and between the Manager and the Senior Notes Trustee.

         "Manager Repayment Note" means the Promissory Note executed by the Authority in favor of the Manager pursuant to the terms of the Cash Accumulation Account Contribution Agreement.

         "Manager Repayment Note Tax Amounts" means an amount equal to the excess of (x) the Minimum Tax Payment Amount (as defined in Exhibit E of the Cash Accumulation Account Contribution Agreement) over (y) the cumulative amount of interest payments previously made with respect to the Manager Repayment Note, to be paid to the holder of the Manager Repayment Note.

         "Manager Tax Amounts" means an amount equal to the excess of (x) the Manager Minimum Tax Payment Amount (as defined in the Cash Accumulation Account Contribution Agreement) over (y) the cumulative amount of cash payments previously made pursuant to Section 3.1 of the Cash Accumulation Account Contribution Agreement.

         "Mandatory Operating Period" means, as of any date of determination, the four consecutive fiscal quarters of the Authority ended immediately prior thereto; provided, that such period shall not commence prior to the Initial Operating Date.

         "Minimum Facilities" means a casino which has in operation at least 1,500 slot machines, 25 table games, a hotel with at least 180 rooms, restaurants with seating for at least 734 people and parking area for at least 1,700 vehicles.

         "Minimum Monthly Guaranteed Payment" means a guaranteed monthly payment to the Tribe as required by Section 2711(b)(3) of IGRA, which shall be $100,000 per month as set forth in the Management Agreement as in effect on the date of this Indenture.

         "Minimum Tax Payment Amount" means, as determined by the Tax Amounts CPA, an amount equal to the product of (A) the cumulative amount of taxable income arising from or attributable to these Notes for the period commencing with the date hereof and continuing to and including the applicable Quarterly Payment Date (taking into account any True-up Amounts) and (B) the Applicable Income Tax Rate. For purposes of calculating "Minimum Tax Payment Amount," the taxable income described in clause (A) of the immediately preceding sentence that is attributable to any particular taxable year shall be multiplied by the Applicable Income Tax Rate prevailing for such year. "Net Income" means, with respect to any specified Person, the net income (loss) of such Person determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

                  (1) any gain (but not loss) realized in connection with (a) any Asset Sale; or (b) the disposition of any securities by such Person or the extinguishment of any Indebtedness of such Person; and

                  (2) any extraordinary gain (but not loss).

         "Net Proceeds" means the aggregate cash proceeds received by the Authority in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, sales commissions, relocation expenses incurred as a result thereof and, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), Minimum Tax Payment Amount paid or payable as a result thereof and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

         "Net Revenues" means the sum of Net Revenues (Gaming) and Net Revenues (Other).

         "Net Revenues (Gaming)" means Gross Gaming Revenue (Win) of the Authority from Gaming, less all Gaming related operating expenses (including interest expense, depreciation, amortization and the other operating expenses set forth in the Management Agreement), excluding the Management Fee, and less the retail value of any Promotional Allowances, and less the following revenues actually received by the Authority and included in Gross Revenues:

                  (1) any gratuities or service charges added to a customer's bill;

                  (2) any credits or refunds made to customers, guests or patrons;

                  (3) any sums and credits received by the Authority for lost or damaged merchandise;

                  (4) any sales taxes, excise taxes, gross receipt taxes, admission taxes, entertainment taxes, tourist taxes or charges received from patrons and passed on to a governmental or quasi governmental entity;

                  (5) any proceeds from the sale or other disposition of furnishings and equipment or other capital assets;

                  (6) any fire and extended coverage insurance proceeds other than for business interruption;

                  (7) any condemnation awards other than for temporary condemnation;

                  (8) any proceeds of financing or refinancing; and

                  (9) any interest on bank account(s).

         It is intended that this definition be consistent with 25 U.S.C. ss.2703(9).

         "Net Revenues (Other)" means all Gross Revenues of the Authority from all other sources in support of Gaming not included in Net Revenues (Gaming), such as food and beverage, entertainment and retail, less all other non-Gaming related operating expenses (including interest expense, depreciation, amortization and other operating expenses set forth in the Management Agreement), excluding the Management Fee, and less the retail value of Promotional Allowances, if any, and less the following revenues actually received by the Authority and included in Gross Revenues:

                  (1) any gratuities or service charges added to a customer's bill;

                  (2) any credits or refunds made to customers, guests or patrons;

                  (3) any sums and credits received by the Authority for lost or damaged merchandise;

                  (4) any sales taxes, excise taxes, gross receipt taxes, admission taxes, entertainment taxes, tourist taxes or charges received from patrons and passed on to a governmental or quasi governmental entity;

                  (5) any proceeds from the sale or other disposition of furnishings and equipment or other capital assets;

                  (6) any fire and extended coverage insurance proceeds other than for business interruption;

                  (7) any condemnation awards other than for temporary condemnation;

                  (8) any proceeds of financing or refinancing; and

                  (9) any interest on bank account(s).

         It is intended that this definition be consistent with 25 U.S.C. ss.2703(9).

         "NIGC" means the National Indian Gaming Commission.

         "Notes" has the meaning assigned to it in the preamble to this Indenture.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Offering Memorandum" means the Offering Memorandum dated September 24, 2002, relating to the offering of the Senior Notes.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chairperson, the Vice-Chairperson, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

         "Officers' Certificate" means a certificate signed on behalf of the Authority by two Officers of the Authority, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Authority, that meets the requirements of
Section 13.05 hereof.

         "Operating" means that:

                  (1) no Gaming License has been revoked or suspended;

                  (2) all Liens (other than Permitted Liens), if any, related to the development, construction and equipping of, and beginning operations at, the Chukchansi Gold Resort & Casino have been discharged or, if payment is not yet due or if such payment is contested in good faith by the Authority, sufficient funds remain in the Construction Period Accounts to discharge such Liens;

                  (3) the Chukchansi Gold Resort & Casino is in a condition (including the installation of furnishings, fixtures and equipment) to receive customers in the ordinary course of business;

                  (4) the Chukchansi Gold Resort & Casino is open to the general public and operating with the Minimum Facilities in accordance with applicable law; and

                  (5) the Chukchansi Gold Resort & Casino is open to the general public and operating in accordance with applicable law in all material respects.

         "Operating Deadline" means 21 months from the date of this Indenture.

         "Operating Expenses" means the current expenses of operation, maintenance and repair of the Chukchansi Gold Resort & Casino. "Operating Expenses" shall include wages, salaries, benefits and bonuses to personnel, the cost of materials and supplies used for current operation and maintenance, security costs, utility expenses, trash removal, cost of goods sold and advertising and marketing expenses and insurance premiums. "Operating Expenses" shall not include any of the following: interest expense or any other payment in respect of any Indebtedness, capital lease payments (excluding capital lease payments with respect to gaming devices and other equipment required for the regular operations of the Chukchansi Gold Resort & Casino), any allowance for depreciation, renewals or replacement of capital assets and any other non-cash charges.

         "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
13.05 hereof. The counsel may be an employee of or counsel to the Authority, the Manager or the Trustee.

         "Permitted Business" means Gaming at or in connection with the Chukchansi Gold Resort & Casino and any other businesses, necessary for, incident to, connected with, arising out of, that is a reasonable extension of or developed or operated to permit, facilitate or enhance the conduct or pursuit of such activities, including, but not limited to lodging, entertainment and related transportation; provided that the Authority shall not conduct any gaming operations other than at the Chukchansi Gold Resort & Casino.

         "Permitted Change of Control Transaction" means, with respect to any Person (other than Cascade Entertainment Group, LLC), (1) the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of its assets to a Qualified Gaming Company or a wholly-owned subsidiary of a Qualified Gaming Company or (2) any transaction pursuant to which a Qualified Gaming Company becomes the Beneficial Owner of 50% or more of such Person's Voting Stock, measured by voting power rather than number of shares; provided, that with respect to clause (1) above, such Qualified Gaming Company (a) has been licensed, qualified and found suitable by all appropriate Gaming Authorities and (b) has assumed all of such Person's obligations under the Development Agreement, Management Agreement, Intercreditor Agreement and Cash Accumulation Account Contribution Agreement.

         "Permitted Claims" means any claim, demand, dispute, action or cause of action or defense arising under or in any way connected with or related or incidental to this Indenture, the Notes, the Senior Notes or the Collateral Documents, as the same may be amended or modified from time to time, whether now existing or hereafter arising and whether sounding in tort, contract or otherwise that is asserted by any party to this Indenture, the Notes, the Senior Notes or the Collateral Documents, and their successors and assigns.

         "Permitted Investments" means:

                  (1) any Investment in Cash Equivalents, other than with respect to funds held in the Interest Reserve Account, which shall be invested solely in non-callable Government Securities that mature prior to April 1, 2004;

                  (2) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.09 hereof;

                  (3) any Investment made in settlement of gambling debts incurred by patrons or obligations to trade creditors of the Chukchansi Gold Resort & Casino which settlements have been entered into in the ordinary course of business;

                  (4) if permitted pursuant to Gaming Laws, the extension of credit to customers of the Chukchansi Gold Resort & Casino consistent with industry practice in the ordinary course of business;

                  (5) Investments in the Notes; and

                  (6) accounts and notes receivable if created or acquired in the ordinary course of business and which are payable or dischargeable in accordance with customary trade terms.

         "Permitted Liens" means:

                  (1) Liens on the assets of the Authority created by the Senior Notes Indenture and the Collateral Documents;

                  (2) Liens in favor of the Authority;

                  (3) Liens existing on the date of this Indenture;

                  (4) Liens on property existing at the time of acquisition thereof by the Authority; provided, however, that such Liens were not incurred in contemplation of such acquisition;

                  (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

                  (6) Liens to secure Indebtedness permitted by clause (3) of
         Section 4.08(b) hereof covering only the assets acquired with such Indebtedness and any refinancings thereof; provided, that any Liens incurred to secure such refinancing debt are no broader than the Liens incurred to secure the Indebtedness being refinanced;

                  (7) Liens for taxes, assessments or governmental charges, claims or judgments that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefore;

                  (8) easements, rights of way, zoning, similar restrictions and other similar encumbrances or title defects incurred in the ordinary course of business, consistent with industry practices that do not in any case materially detract from the value of the property subject thereto (as such property is used by the Authority) or interfere with the ordinary conduct of the business of the Authority;

                  (9) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto;

                  (10) leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Authority or materially detracting from the value of the relative assets of the Authority;

                  (11) Liens in favor of carriers, warehousemen, mechanics, materialmen, repairmen, contractors or landlords or other similar Liens arising in the ordinary course of business that are not yet delinquent or that are being contested in good faith by appropriate proceedings; and

                  (12) title to any land (or structures thereon) held in trust in the name of the United States federal government for the benefit of the Tribe.

         "Permitted Refinancing Indebtedness" means any Indebtedness of the Authority issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Authority; provided, however, that:

                  (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of all expenses and premiums incurred in connection therewith);

                  (2) such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

                  (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

                  (4) such Indebtedness is incurred by the Authority.

         "Permitted Replacement Manager" means (1) a Person that (a) has equity securities listed on the New York Stock Exchange, the American Stock Exchange or quoted on the Nasdaq National Market, (b) has a market capitalization of at least $250.0 million and (c) derived at least $100.0 million of operating income (as defined by GAAP but excluding depreciation and amortization) for each of its last four fiscal quarters from activities relating to the gaming business, other than Internet gaming, or (2) a privately held entity that (a) derived at least $100.0 million of operating income (as defined by GAAP but excluding depreciation and amortization) for each of its last four fiscal quarters from activities relating to the gaming business, other than Internet gaming, and (b) is actively engaged in the management of one or more casinos located in the United States;
provided, that a Person meeting the requirements of clauses (1) or (2) above shall not be deemed to be a Permitted Replacement Manager unless and until such Person (x) is licensed, qualified and found suitable by all appropriate Gaming Authorities and (y) has assumed all of the Manager's obligations under the Development Agreement, Management Agreement, Intercreditor Agreement and Cash Accumulation Account Contribution Agreement.

         "Permitted Tax Distributions" means, in the case of the Notes and the Subordinated PIK Notes, with respect to any taxable year, the product of (A) the taxable income arising from or attributable to the Notes or the Subordinated PIK Notes, as applicable, for such year and (B) the Applicable Income Tax Rate. For purposes of calculating "Permitted Tax Distributions," the taxable income described in clause (A) of the immediately preceding sentence that is attributable to any particular taxable year shall be multiplied by the Applicable Income Tax Rate prevailing for such year. For purposes of this definition of "Permitted Tax Distributions," the calculation of taxable income shall (i) take into account any applicable True-up Amounts and (ii) amounts of taxable income shall be determined by the Tax Amounts CPA.

         Estimated tax distributions are permitted to be made within five days following each Quarterly Payment Date based upon an estimate of the excess of
(x) the Permitted Tax Distributions that would be payable for the period beginning on January 1 of such year (or the dated of this Indenture in the first year) and ending on March 31, May 31, August 31 and December 31 if such period were a taxable year over (y) distributions attributable to all prior periods during such taxable year.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof or any other entity.

         "Plans" means the Final Plans (as defined in the Cash Collateral and Disbursement Agreement).

         "Principals" means Clarion Cascade, LLC and its Related Parties, James H. Simons and his Related Parties, M. Mark Silber and his Related Parties and Russell S. Pratt and his Related Parties.

         "Private Placement Legend" means the legend set forth in Section 2.06(b)(1) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

         "Promotional Allowances" means the retail value of complimentary food, beverages, merchandise and tokens for gaming provided to patrons as promotional items.

         "Purchase Money Indebtedness" means Indebtedness of the Authority incurred for the purpose of financing all or any part of the purchase price or cost of the installation, construction or improvement of any property.

         "Qualified Gaming Company" means either (A) a company that (1) has equity securities listed on the New York Stock Exchange, the American Stock Exchange or quoted on the Nasdaq National Market, (2) has a market capitalization of at least $250.0 million and (3) derived at least $100.0 million of operating income (as defined by GAAP, but excluding depreciation and amortization) for each of its last four fiscal quarters from activities relating to the gaming business, other than Internet gaming, or (B) a privately held entity that derived at least $100.0 million of operating income (as defined by GAAP, but excluding depreciation and amortization) for each of its last four fiscal quarters from activities relating to the gaming business, other than Internet gaming.

         "Quarterly Payment Date" means each March 31, May 31, August 31 and December 15.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of the Senior Notes Indenture, among the Authority, the Tribe and the initial purchasers of the Senior Notes set forth on the signature pages thereto.

          "Related Party" means:

                  (1) any controlling stockholder, 80% (or more) owned subsidiary, or immediate family member or heirs (in the case of an individual) of any Principal; or

                  (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

         "Release Conditions" shall mean, as of any date of determination, that: (1) the Chukchansi Gold Resort & Casino is Operating, (2) the Authority's Fixed Charge Coverage Ratio was at least 2.5 to 1.0 during the Mandatory Operating Period and, if the Chukchansi Gold Resort & Casino was closed for an aggregate of more than five days during the Mandatory Operating Period, the Authority's Fixed Charge Coverage Ratio was at least 2.5 to 1.0 for the last full fiscal quarter of the Mandatory Operating Period, (3) the aggregate amount of cash and Cash Equivalents in the Cash Accumulation Account is at least equal to the Required Accumulation Amount, (4) no amounts are outstanding under the Manager Repayment Note, (5) no default or event of default has occurred and is continuing under the Senior Notes Indenture and
(6) the Chukchansi Gold Resort & Casino has not ceased Operating for more than five days during the Stub Period.

         "Required Accumulation Amount" means at the time of determination (1) an amount in cash equal to $3.0 million, multiplied by the number of completed full fiscal quarters since the Initial Operating Date, less (2) any amounts contained in the Cash Accumulation Account that are used to prepay the Senior Notes in accordance with the terms of the Cash Accumulation Account Contribution Agreement.

         "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Funds" means any Available Funds that are not distributable (i) to the Tribe pursuant to clauses (4), (5) and (6) of Section 4.07(b) hereto, (ii) required to be deposited into the Cash Accumulation Account and (iii) used to purchase Senior Notes is connection with an Optional Excess Cash Offer or a Mandatory Excess Cash Offer (both as defined in the Senior Notes Indenture), as adjusted in accordance with the last two sentences of Section 3.10(a) of the Senior Notes Indenture.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Semiannual Period" means each period following the First Accrual Period that begins on January 1 and ends on the next June 30 or each period that begins on July 1 and ends on the next December 31, as applicable.

         "Senior Debt" means:

                  (1) the Senior Notes;

                  (2) any other Indebtedness of the Authority permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on parity with or subordinated in right of payment to the Notes;

                  (3) all obligations with respect to the items listed in the preceding clauses (1) and (2).

         "Senior Notes" means the $153.0 million aggregate principal amount of Senior Notes due 2009 of the Authority issued on the date of the Senior Notes Indenture pursuant to the terms of the Senior Notes Indenture and the notes to be issued in exchange therefor pursuant to the Registration Rights Agreement.

         "Senior Notes Collateral" shall have the meaning ascribed thereto in the Cash Collateral and Disbursement Agreement.

         "Senior Notes Indenture" means the Indenture dated as of the date hereof between the Authority and U.S. Bank, N.A., as the Senior Notes Trustee.

         "Senior Notes Trustee" means the then acting trustee under the Senior Notes Indenture.

         "Site" means each parcel of land on which all or any portion of the Chukchansi Gold Resort & Casino is to be located from time to time.

         "State Bond Regulation" means Regulation CGCC-2 of the California Gambling Control Commission, as the same may be amended, supplemented, restated or replaced from time to time.

         "State Gaming Agency" shall have the meaning ascribed thereto in the Compact.

         "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "Stub Period" shall mean, on any date of determination, the period from the end of the Mandatory Operating Period through and including such date of determination.

         "Subordinated PIK Notes" means notes issued pursuant to the Subordinated Pay-in-Kind Notes Indenture, dated as of the date of this Indenture.

         "Subordinated PIK Notes Indenture" means the indenture with respect to the Subordinated PIK Notes, dated as of the date of this Indenture, among the Authority, the Tribe and U.S. Bank, N.A., as trustee, as in effect on the date of this Indenture.

         "Subordinated PIK Notes Trustee" means the then acting trustee under the Subordinated PIK Notes Indenture.

         "Subsidiary" means:

                  (1) any instrumentality, subdivision or subunit of the Authority that has a separate legal existence or status; or

                  (2) with respect to any specified Person:

                           (a) any corporation, association or other business
                  entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

                           (b) any partnership (1) the sole general partner or
                  the managing general partner of which is such Person or a Subsidiary of such Person or (2) the only general partners of which are that Person or one or more Subsidiaries of such Person (or any combination thereof).

         "Tax Amounts" means (1) Manager Tax Amounts, (2) Manager Repayment Note Tax Amounts, (3) L/C Provider Tax Amounts and (4) Permitted Tax Distributions.

         "Tax Amounts CPA" means any nationally recognized independent accounting firm jointly selected by the Manager and the Authority.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

         "Tribal Council" means the governing body of the Tribe established pursuant to Article IV Section 2 of the Constitution.

         "Tribal Gaming Commission" means the Tribal Gaming Commission established pursuant to Section 4 of the Tribal Gaming Ordinance.

         "Tribal Gaming Ordinance" means the duly and validly adopted Tribal Gaming Ordinance of the Tribe adopted by the Tribal Council on October 5, 2001, as amended on December 27, 2001 and approved by the NIGC on February 15, 2002, as required by IGRA.

         "Tribe" has the meaning assigned to it in the preamble to this Indenture.

         "True-up Amount" means, in respect of a particular taxable year, an amount determined by the Tax Amounts CPA equal to the difference between (1) the amount described in Section 4.01(b) hereof actually distributed in respect of such taxable year for the note in respect of which the True-up Amount is being determined and (2) the Minimum Tax Payment Amount permitted to be distributed in respect of such year for the note in respect of which the True-up Amount is being determined; provided, however, that if there is an Adjustment Event, clause (1) shall mean the amount described in Section 4.01
(b) hereof, as adjusted by the aggregate True-up Amounts and clause (2) shall mean the Minimum Tax Payment Amount, as adjusted to take into account the results of the Adjustment Event.

         Within 45 days following the immediately preceding calendar year or within ten days of an Adjustment Event, the Tax Amounts CPA shall file with the Trustee a written statement indicating in reasonable detail the calculation of the True-up Amount. In the case of a True-up Amount due to a Holder the Minimum Tax Payment Amount payable on the immediately following Quarterly Payment Date after payment of any accrued and unpaid Interest on the Notes shall be increased by such True-up Amount. If the available cash is not sufficient to pay the Minimum Tax Payment Amount payable on the Quarterly Payment Date, the amount unpaid shall be carried over and increase the Minimum Tax Payment Amount payable on the following Quarterly Payment Date. In the case of a True-up Amount due to the Authority, the amounts payable on the immediately following Quarterly Payment Date shall be reduced by such True-up Amount and the excess, if any, of the True-up Amount over such Minimum Tax Payment Amount shall be applied to reduce the immediately following Minimum Tax Payment Amount until such True-up Amount is entirely offset.

         "True-up Amount due to the Authority" means an amount equal to the excess, if any, of the amount described in clause (1) of the definition of True-up Amount over the amount described in clause (2) of the definition of True-up Amount.

         "True-up Amount due to a Holder" means an amount equal to the excess, if any, of the amount described in clause (2) of the definition of True-up Amount over the amount described in clause (1) of the definition of True-up Amount.

         "Trustee" means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors or management committee of such Person.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

                  (1) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment; by

                  (2) the then outstanding principal amount of such Indebtedness.

         "Working Capital" means, on any date, the excess of Current Assets on such date less Current Liabilities on such date.

Section 1.02      Other Definitions.

                                                             Defined in
        Term                                                   Section
        ----                                                   -------
        "AAA"............................................       10.05
        "Affiliate Transaction"..........................       4.11
        "Applicable Court" ..............................       10.02
        "Authentication Order"...........................       2.02
        "Change of Control Offer"........................       4.15
        "Change of Control Payment"......................       4.15
        "Change of Control Payment Date".................       4.15
        "Contingent Debt Regulations" ...................       4.23
        "Covenant Defeasance"............................       8.03
        "Event of Default"...............................       6.01
        "Excess Proceeds"................................       4.09
        "incur"..........................................       4.08
        "Legal Defeasance"...............................       8.02
        "Offer Amount"...................................       3.10
        "Offer Period"...................................       3.10

                                                             Defined in
        Term                                                   Section
        ----                                                   -------

        "Paying Agent"...................................       2.03
        "Payment Default"................................       6.01
        "Permitted Debt".................................       4.08
        "Purchase Date"..................................       3.10
        "Registrar"......................................       2.03
        "Repurchase Offer"...............................       3.10
        "Restricted Payments"............................       4.07
        "Tax Amount Recipients"..........................       4.07
        "Tribal Party" ..................................       10.01

Section 1.03     Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes;

         "indenture security Holder" means a Holder of a Note;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the Notes means the Authority and any successor obligor upon the Notes.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04      Rules of Construction.

         Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular;

                  (5) "will" shall be interpreted to express a command;

                  (6) provisions apply to successive events and transactions;
         and

                  (7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                  ARTICLE 2.

                                   THE NOTES

Section 2.01      Form and Dating.

         (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication.

         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Authority and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

Section 2.02      Execution and Authentication.

         Two Officers must sign the Notes for the Authority by manual or facsimile signature.

         If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

         A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee shall, upon receipt of a written order of the Authority signed by two Officers (an "Authentication Order"), authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 5 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

         The Trustee may appoint an authenticating agent acceptable to the Authority to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Authority.

Section 2.03      Registrar and Paying Agent.

         The Authority shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Authority may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Authority may change any Paying Agent or Registrar without notice to any Holder. The Authority shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Authority fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Authority may act as Paying Agent or Registrar.

         The Authority initially appoints the Trustee to act as the Registrar and Paying Agent.

Section 2.04      Paying Agent to Hold Money in Trust.

         The Authority shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Interest on the Notes, and shall notify the Trustee of any default by the Authority in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Authority at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Authority) shall have no further liability for the money. If the Authority acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Authority, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05      Holder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Authority shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Authority shall otherwise comply with TIA ss. 312(a).

Section 2.06      Transfer and Exchange.

         (a) Transfer and Exchange of Notes. Upon request by a Holder of Notes and such Holder's compliance with the provisions of this Section 2.06(a), the Registrar shall register the transfer or exchange of Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.

         (b) Legends. The following legends shall appear on the face of all Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                  (1) Private Placement Legend. Each Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

"THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT, THE RULES AND REGULATIONS THEREUNDER AND APPLICABLE STATE LAWS. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY, THAT UNLESS SUCH PERSON IS LICENSED AS A LENDER PURSUANT TO THE PICAYUNE RANCHERIA OF CHUKCHANSI INDIANS' TRIBAL-STATE GAMING COMPACT OR IS EXEMPT FROM SUCH LICENSING REQUIREMENTS, SUCH PURCHASER WILL NOT BE ABLE TO RECEIVE PAYMENTS ON THE NOTES AFTER AN ACCELERATION AND WILL NOT BE ABLE TO ENFORCE THE NOTES OR THE INDENTURE AGAINST THE ISSUER."

                  (2) Subordination Legend. Each Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

"THIS NOTE, THE INDENTURE AND THE RIGHTS OF THE TRUSTEE AND THE HOLDERS OF THIS NOTE ARE SUBJECT TO THE TERMS OF THE INTERCREDITOR AGREEMENT (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) PURSUANT TO WHICH THE INDENTURE, THIS NOTE AND SUCH RIGHTS ARE MADE EXPRESSLY SUBORDINATE TO THE RIGHTS OF THE SENIOR NOTES TRUSTEE, THE SENIOR NOTE HOLDERS (EACH AS DEFINED THEREIN) AND CERTAIN OTHER PERSONS. EACH HOLDER OF THIS NOTE, BY ACCEPTANCE HEREOF, AGREES TO BE SUBJECT TO THE TERMS OF THE INTERCREDITOR AGREEMENT."

                  (3) Tax Legend. Each Note (and all Notes issued in exchange therefore or substitution thereof) shall bear the legend in substantially the following form:

"THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. UPON THE REQUEST OF THE HOLDER OF THIS NOTE, THE AUTHORITY SHALL MAKE AVAILABLE TO THE HOLDER OF THIS NOTE, (I) THE ISSUE PRICE OF THE NOTE, (II) THE AMOUNT OF ORIGINAL ISSUED DISCOUNT IN RESPECT THEREOF,
(III) THE ISSUE DATE OF THE NOTE, AND (IV) THE YIELD TO MATURITY OF THE NOTE, IN EACH CASE AS DETERMINED UNDER THE ORIGINAL ISSUE DISCOUNT RULES OF THE U.S. INTERNAL REVENUE CODE. PLEASE CONTACT THE CHIEF FINANCIAL OFFICER OF THE MANAGER AT 916-387-6317."

         (c) General Provisions Relating to Transfers and Exchanges.

                  (1) To permit registrations of transfers and exchanges, the Authority shall execute and the Trustee shall authenticate Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar's request.

                  (2) No service charge shall be made to a Holder of a Note for any registration of transfer or exchange, but the Authority may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.10, 4.09, 4.15 and 9.05 hereof).

                  (3) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (4) All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Authority, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

                  (5) The Authority shall not be required:

                           (A) to issue, to register the transfer of or to
                  exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

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

                           (B) to register the transfer of or to exchange any
                  Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                           (C) to register the transfer of or to exchange a
                  Note between a record date and the next succeeding interest payment date.

                  (6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Authority may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Authority shall be affected by notice to the contrary.

                  (7) The Trustee shall authenticate Notes in accordance with the provisions of Section 2.02 hereof.

                  (8) All documentation required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07      Replacement Notes.

         If any mutilated Note is surrendered to the Trustee or the Authority and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Authority shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Authority, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Authority to protect the Authority, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Authority may charge for its expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Authority and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08      Outstanding Notes.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Authority or an Affiliate of the Authority holds the Note.

         If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

         If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Authority, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09      Treasury Notes.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Authority, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Authority, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.10      Temporary Notes.

         Until certificates representing Notes are ready for delivery, the Authority may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Authority considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Authority shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

         Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11      Cancellation.

         The Authority at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes shall be delivered to the Authority. The Authority may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12      Defaulted Interest.

         If the Authority defaults in a payment of interest on the Notes, subject to the second sentence of Section 12.01 hereof, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Authority shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Authority shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Authority (or, upon the written request of the Authority, the Trustee in the name and at the expense of the Authority) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid and advises Holders of the restrictions on payments contained in Article 12 hereof.

                                  ARTICLE 3.

                           REDEMPTION AND PREPAYMENT

Section 3.01      Notices to Trustee.

         If the Authority elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least ten days before a redemption date, an Officers' Certificate setting forth:

                  (1) the clause of this Indenture pursuant to which the redemption shall occur;

                  (2) the redemption date;

                  (3) the principal amount of Notes to be redeemed; and

                  (4) the redemption price.

Section 3.02      Selection of Notes to Be Redeemed or Purchased.

         The Notes shall not be listed on any national securities exchange. If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select Notes for redemption or purchase on a pro rata basis among those Holders whose Notes are permitted to be redeemed by Article 12 hereof.

         In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase and which are permitted to be redeemed by Article 12 hereof.

         The Trustee shall promptly notify the Authority in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. If all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03      Notice of Redemption.

         Subject to the provisions of Section 3.10 hereof, at least ten days before a redemption date, the Authority shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 of this Indenture.

         The notice shall identify the Notes to be redeemed and shall state:

                  (1) the redemption date;

                  (2) the redemption price;

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

                  (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

                  (4) the name and address of the Paying Agent;

                  (5) the Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (6) that, unless the Authority defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date; and

                  (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed.

         At the Authority's request, the Trustee shall give the notice of redemption in the Authority's name and at its expense; provided, however, that the Authority has delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04      Effect of Notice of Redemption.

         Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price, subject to Article 12 hereof. A notice of redemption may not be conditional.

Section 3.05      Deposit of Redemption or Purchase Price.

         One Business Day prior to the redemption or purchase price date, the Authority shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued Interest on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Authority any money deposited with the Trustee or the Paying Agent by the Authority in excess of the amounts necessary to pay the redemption or purchase price of, and accrued Interest on, all Notes to be redeemed or purchased.

         If the Authority complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Authority to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06      Notes Redeemed or Purchased in Part.

         Upon surrender of a Note that is redeemed or purchased in part, the Authority shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Authority a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07      Optional Redemption.

         (a) The Notes are not redeemable at the Authority's option prior to October 1, 2006.

         (b) At any time on or after October 1, 2006, the Authority may, subject to the second sentence of Section 12.01 hereof, redeem all or part of the Notes, upon not less than ten days notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid Interest thereon and the premium, if any, on the Notes redeemed, in each case, through and including the applicable redemption date, if redeemed during the twelve-month period beginning on or after October 1 of the years indicated below:

        Year                                                 Percentage
        ----                                                 ----------
        2006...........................................       108.375%
        2007...........................................       104.188%
        2008 and thereafter............................       100.000%

provided, that as long as the Senior Notes are outstanding after any such payment there is at least the Required Accumulation Amount in cash and Cash Equivalents remaining in the Authority's Cash Accumulation Account.

         (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.08      Mandatory Redemption.

         The Authority is not required to make mandatory redemptions with respect to the Notes.

Section 3.09      Mandatory Disposition Pursuant to Gaming Laws.

         (a) Notwithstanding any other provisions of this Article 3, each Holder, by accepting a Note, shall be deemed to have agreed that if any Gaming Authority determines, and a Holder or the Beneficial Owner of the Notes is notified, that (i) such Holder or Beneficial Owner must obtain a license, qualification or finding of suitability under any applicable
Gaming Law and the Holder or Beneficial Owner does not apply for that license, qualification or finding of suitability within 30 days after being requested to do so by such gaming Authority, or any shorter period as may be required by such Gaming Authority, or (ii) such Holder or Beneficial
Owner shall not be licensed, qualified or found suitable under an applicable Gaming Law, or any license, qualification or finding of suitability is not renewed upon its expiration or is revoked, or (iii) such Holder or Beneficial Owner has been found to be unsuitable for licensing, then the Authority, at its option, may (A) require such Holder or Beneficial Owner to dispose of such Holder's or Beneficial Owner's Notes within 30 days, or any earlier date as may be required by the Gaming Authority, of (1) the termination of the 30-day period or any shorter period as may be required by a Gaming Authority, in each case as described above, for the Holder or Beneficial Owner to apply for a license, qualification or finding of suitability or (2) the receipt of the notice from the Gaming Authority that the Holder or Beneficial Owner shall not be licensed, qualified or found suitable or (B) subject to the second sentence of Section 12.01 hereof, redeem the Notes of such Holder or Beneficial
Owner at a price equal to the least of (1) 100% of the principal amount thereof, (2) the price at which such Holder or Beneficial Owner acquired the Notes and (3) the fair market value of the Notes, together with, in each case, to the extent permitted by the Compact, accrued and unpaid Interest thereon to the earlier of the date of redemption or such earlier date as may be required by the Gaming Authority or the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption, if so ordered by such Gaming Authority.

         (b) Immediately upon a determination that a Holder or Beneficial Owner shall not be licensed, qualified or found suitable, or that such license, qualification or finding of suitability has been revoked or shall not be renewed, the Holder or Beneficial Owner shall have no further rights (i) to exercise any right conferred by the Notes, directly or indirectly, through any trustee, nominee or any other Person or entity, or (ii) to receive any interest, dividends, economic interests or other distributions or payments with respect to the Notes or any remuneration in any form from the Authority for services rendered or otherwise, except the redemption price of the Notes.

         (c) Any Holder or Beneficial Owner of Notes that is required to apply for a license, qualification or a finding of suitability may be required to pay all costs of the licenses or investigation for the qualification or finding of suitability by the applicable Gaming Authorities. The Authority is not required to pay or reimburse any Holder or Beneficial Owner of Notes who is required to apply for any license, qualification or finding of suitability.

         (d) The Authority shall notify the Trustee in writing of any disposition pursuant to this Section 3.09 as soon as is practicable. The Trustee shall be required to report the names of the record holders of Notes to any Gaming Authority when required by law.

Section 3.10      Repurchase Offers.

         In the event that, pursuant to Section 4.09, or 4.15 hereof, the Authority is required to commence an offer to all Holders to purchase Notes (a "Repurchase Offer"), it shall follow the procedures specified below and in any such event this Section 3.10 shall be subject to the second sentence of
Section 12.01 hereof.

         The Repurchase Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (in the case of a Repurchase Offer pursuant to Section 4.09). The Repurchase Offer shall remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than three Business Days after the termination of the Offer Period (the "Purchase Date"), the Authority shall apply all Excess Proceeds (in the case of a Repurchase Offer pursuant to Section 4.09) (the "Offer Amount") to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Repurchase Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

         If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid Interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional Interest shall be payable to Holders who tender Notes pursuant to the Repurchase Offer.

         Upon the commencement of an Repurchase Offer, the Authority shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Repurchase Offer. The notice, which shall govern the terms of the Repurchase Offer, shall state:

                  (1) that the Repurchase Offer is being made pursuant to this
         Section 3.10 and Section 4.09 or 4.15 hereof, as applicable, and the length of time the Repurchase Offer shall remain open;

                  (2) the Offer Amount, the purchase price and the Purchase
         Date;

                  (3) that any Note not tendered or accepted for payment shall continue to accrue Interest;

                  (4) that, unless the Authority defaults in making such payment, any Note accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest after the Purchase Date;

                  (5) that Holders electing to have a Note purchased pursuant to any Repurchase Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Authority, a Depositary, if appointed by the Authority, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

                  (6) that Holders shall be entitled to withdraw their election if the Authority, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                  (7) that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by Holders exceeds the Offer Amount, the Authority shall select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered; and

                  (8) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

         On or before the Purchase Date, the Authority shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Repurchase Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Authority in accordance with the terms of this Section 3.10. The Authority, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Authority for purchase, and the Authority shall promptly issue a new Note, and the Trustee, upon written request from the Authority shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Authority to the Holder thereof.

         Any Repurchase Offer shall be in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules and regulations thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.10, the Authority shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3.10 by virtue of such conflict.

         Other than as specifically provided in this Section 3.10, any purchase pursuant to this Section 3.10 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                  ARTICLE 4.

                          COVENANTS OF THE AUTHORITY

Section 4.01      Payment of Notes.

         (a) The Authority shall pay or cause to be paid the principal of, premium, if any, and Interest on the Notes on the dates and in the manner provided in the Notes. If Interest payable on the Notes includes Contingent Interest, the Authority shall provide a calculation of such Contingent Interest in reasonable detail to the Trustee in the form of an Officer's Certificate at the time of payment thereof. Principal, premium, if any, and Interest and shall be considered paid on the date due if the Paying Agent, if other than the Authority, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Authority in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and Interest then due.

         (b) Notwithstanding anything to the contrary herein, within five days following each Quarterly Payment Date, the Authority shall make a cash payment to the Holders of the Notes, in an amount equal to the excess of (A) the cumulative Permitted Tax Distributions on these Notes for the period commencing with the date hereof to and including the applicable Quarterly Payment Date over (B) the sum of (x) the cumulative amount of cash payments previously made with respect to Fixed Interest or Contingent Interest and (y) the cumulative amount of cash payments previously made pursuant to this
Section 4.01. Any payments made pursuant to this subsection (b) shall be treated as payments of accrued Interest and shall reduce, as applicable, the accrued Fixed Interest and Contingent Interest with respect to the Notes.

Section 4.02      Maintenance of Office or Agency.

         The Authority shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Authority in respect of the Notes and this Indenture may be served. The Authority shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Authority fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Authority may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Authority of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Authority shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Authority hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Authority in accordance with
Section 2.03 hereof.

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

Section 4.03      Reports.

         (a) Whether or not required by the SEC, so long as any Notes are outstanding, the Authority shall have its annual financial statements audited, and its interim financial statements reviewed, by a nationally recognized firm of independent accountants and shall furnish to the Holders, within the time periods specified in the SEC's rules and regulations for such filings:

                  (1) all quarterly and annual financial information of the Authority and the Manager that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K, as applicable, whether or not the Authority is required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Authority's certified independent accountants; and

                  (2) all current reports that would be required to be filed by the Authority and the Manager with the SEC on Form 8-K if the Authority were required to file such reports.

         (b) On or prior to the fifth Business Day of each calendar month during the Construction Period, beginning November 1, 2002, the Authority shall issue a press release generally describing the progress of construction on the Chukchansi Gold Resort & Casino and whether, during the prior month, the construction had proceeded substantially in accordance with the Construction Schedule.

Section 4.04      Compliance Certificate.

         (a) The Authority shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Authority during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Authority has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Authority has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Authority is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or Interest or premium, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Authority is taking or proposes to take with respect thereto.

         (b) So long as any of the Notes are outstanding, the Authority shall deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Authority is taking or proposes to take with respect thereto.

         (c) Promptly after the Initial Operating Date, the Authority shall deliver to the Trustee an Officers' Certificate which shall state (i) that the Chukchansi Gold Resort & Casino is Operating and (ii) the Initial Operating Date.

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Section 4.05      Taxes.

         The Authority shall pay, prior to delinquency, all material taxes, assessments, and governmental levies, except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Authority.

Section 4.06      Stay, Extension and Usury Laws.

         The Authority covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Authority (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07      Restricted Payments.

         (a) Subject to the Intercreditor Agreement and except as set forth in subsections (b) and (c) below, the Authority shall not, directly or indirectly:

                  (1) make any payment or distribution to the Tribe, any agency, instrumentality or political subunit of the Tribe, any member of the Tribe (other than customary salaries, benefits, loans, commissions, fees, expense reimbursements and travel and other advances, in each case, made in the ordinary course of business), Holdings, any direct or indirect holders of Holdings' Equity Interests in their capacity as such, the Manager, any direct or indirect holder of the Manager's Equity Interests in their capacity as such, the L/C Provider, any Affiliate of the Tribe, any Affiliate of a member of the Tribe (other than payments made in the ordinary course of business at customary rates with respect to goods or services provided to the Authority) or any Affiliate of the Manager, other than payments to the Manager of amounts due under the Management Agreement, the Development Agreement, the Manager Agreement and the Cash Accumulation Account Contribution Agreement, and payments to the L/C Provider of the Commitment Fee; provided, however, that this provision shall not prohibit, within five days following each applicable Quarterly Payment Date, if on such date the Authority's Fixed Charge Coverage Ratio is at least 1.5 to 1.0, the payment of Tax Amounts to holders of the Notes, the Subordinated PIK Notes, the Manager Repayment Note, the Cash Accumulation Account Contribution Agreement or the Letter of Credit Note (collectively, the "Tax Amount Recipients"), as the case may be, with respect to any period beginning on or after the date of this Indenture; provided, further, that Tax Amounts that are permitted to be paid to Tax Amount Recipients during any particular taxable year shall be the lesser of
         (i) Tax Amounts that are required to be paid to such recipients pursuant to the terms of the Notes, the Subordinated PIK Notes, the Manager Repayment Note, the Cash Accumulation Account Contribution Agreement and the Letter of Credit Note as the case may be and (ii) $2.1 million per year;

                  (2) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is expressly subordinated to the Notes, except a payment of interest or principal at the Stated Maturity thereof; or

                  (3) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (3) being collectively referred to as "Restricted Payments");

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

provided, however, that if (i) no Default or Event of Default has occurred and is continuing and (ii) no amounts are outstanding under the Manager Repayment Note, the Authority may, within two Business Days after the completion of any Optional Excess Cash Offer (as defined in the Senior Notes Indenture) made pursuant to Section 3.10 of the Senior Notes Indenture, make Restricted Payments with any Excess Cash Flow not utilized to make payments on the Senior Notes in connection with such Optional Excess Cash Offer.

         (b) So long as no Default has occurred and is continuing or would be caused thereby, the provisions of Section 4.07(a) shall not prohibit:

                  (1) the making of a Restricted Payment described in clauses
         (1) through (3) of Section 4.07(a) if, at the time thereof, (i) the Chukchansi Gold Resort & Casino is Operating, (ii) the Authority's Fixed Charge Coverage Ratio was at least 2.5 to 1.0 during the Mandatory Operating Period and, if the Chukchansi Gold Resort & Casino was closed for an aggregate of more than five days during the Mandatory Operating Period, the Authority's Fixed Charge Coverage Ratio was at least 2.5 to 1.0 for the last full fiscal quarter of the Mandatory Operating Period, (iii) as long as the Senior Notes are outstanding, the aggregate amount of cash and Cash Equivalents in the Cash Accumulation Account is at least equal to the Required Accumulation Amount, and (iv) the Chukchansi Gold Resort & Casino shall not have ceased Operating for more than five days during the Stub Period;

                  (2) the making of any payment pursuant to and consistent with the terms of any development agreement between the Authority and the Manager executed after the date of the Senior Note Indenture which agreement: (i) relates to the expansion of the Chukchansi Gold Resort & Casino or any additions thereto; (ii) provides for payments and/or fees to the Manager that are consistent with the Development Agreement, relative to the size of the proposed expansion or addition to the Chukchansi Gold Resort & Casino as measured by projected gaming positions; and (iii) is on terms that are, on the whole, no less favorable to the Authority than the terms of the Development Agreement; provided, that (A) the Authority delivers to the Senior Notes Trustee a resolution of the Management Board set forth in an Officers' Certificate certifying that the terms of such agreement are no less favorable to the Authority than the terms of the Development Agreement and that the agreement has been approved by a majority of the disinterested members of the Management Board and (B) if such agreement provides for payments and/or fees to the Manager in excess of $5.0 million, the Authority delivers to the Senior Notes Trustee an opinion as to the fairness to the Authority of such agreement from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; and

                  (3) the making of any payments to Holdings, any direct or indirect holders of Holdings' Equity Interests in their capacity as such, the Manager, any direct or indirect holder of the Manager's Equity Interests in their capacity as such, the L/C Provider, or any Affiliate of the Manager if such payments are made in the ordinary course of business at customary rates with respect to goods or services provided to the Authority.

         (c) Beginning with the end of the Authority's first full fiscal quarter commencing after the Initial Operating Date (provided, that solely for purposes of this 4.07(c), Minimum Facilities shall not include the hotel, restaurants or parking area), the Authority shall, to the extent available, distribute all Available Funds in cash within 40 days after the end of each of its full fiscal quarters (except with respect to the Minimum Monthly Guaranteed Payment to the Tribe, which shall be paid in monthly installments as and when required by the terms of the Management Agreement) as follows:

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

                  (1) first, the Authority shall distribute the Minimum Monthly Guaranteed Payment (in an amount equal to $100,000 per month) to the Tribe;

                  (2) second, the Authority shall deposit 100% of the remaining Available Funds for such fiscal quarter or other cash held by the Authority into the Capital Replacement Reserve Account until the amount in the Capital Replacement Reserve Account equals the amount required to be on deposit in the Capital Replacement Reserve (as defined in the Management Agreement) if the Manager, as of such date, had fully complied with its obligations under the Management Agreement with respect to the Capital Replacement Reserve;

                  (3) third, the Authority shall deposit 100% of the remaining Available Funds for such fiscal quarter or other cash held by the Authority into the Cash Accumulation Account until the amount in the Cash Accumulation Account equals the Required Accumulation Amount, excluding the fiscal quarter with respect to which such distribution is being made;

                  (4) fourth, the Authority shall distribute 25% of the remaining Available Funds for such fiscal quarter to the Tribe and deposit 75% of such funds into the Cash Accumulation Account until the amount in the Cash Accumulation Account equals the Required Accumulation Amount;

                  (5) fifth, of the next $3.0 million of Available Funds for such fiscal quarter, the Authority shall distribute 50% to the Tribe; and

                  (6) sixth, of any remaining Available Funds for such fiscal quarter, the Authority shall distribute 75% to the Tribe.

Notwithstanding the foregoing, (i) if any Default or Event of Default has occurred and is continuing, (ii) if the Authority is not able to incur $1.00 of additional Indebtedness pursuant to Section 4.08(a) hereof at the time the Available Funds are required to be distributed with respect to any fiscal quarter under this Section 4.07(c) or (iii) if at the time of such distribution there is any amount outstanding under the Manager Repayment Note, no Restricted Payment may be made to the Tribe pursuant to clauses (4) through
(6) of this Section 4.07(c); provided, however, that in the event the Authority would be permitted to make a distribution under any of clauses (4) through (6) of this Section 4.07(c) but for the existence of amounts outstanding under the Manager Repayment Note, the Authority shall be permitted to repay the Manager Repayment Note from the Available Funds that would have otherwise been distributed to the Tribe pursuant to clauses (4) through (6) of this Section 4.07(c); provided, further, that any Available Funds used to repay such Manager Repayment Note shall be deemed to have been distributed to the Tribe pursuant to this 4.07(c).

         (d) The Authority may use the Restricted Funds for any purpose not otherwise prohibited by this Indenture or the Senior Notes Indenture.

         (e) Funds in the Cash Accumulation Account may be invested only in Cash Equivalents. Funds in the Cash Accumulation Account may be used by the Authority to make payments on the Notes in accordance with the Cash Accumulation Account Contribution Agreement. Distributions to the Tribe shall be deposited by the Authority in a Tribal bank account designated by the Authority. IN NO EVENT SHALL THE MINIMUM MONTHLY GUARANTEED PAYMENT BE RESTRICTED BY THIS SECTION 4.07.

         (f) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Authority pursuant to the Restricted Payment. The fair market value of any assets or securities that

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

are required to be valued by this Section 4.07 shall be determined by the Management Board whose resolution with respect thereto shall be delivered to the Trustee. The Management Board's determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $5.0 million. Not later than the date of making any Restricted Payment in excess of $5.0 million, the Authority shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

Section 4.08      Limitation on Indebtedness.

         (a) The Authority shall not, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness; provided, however, that the Authority may incur Indebtedness if:

                  (1) the Fixed Charge Coverage Ratio for the Authority's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.5 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period; and

                  (2) the Indebtedness is expressly pari passu or subordinated in right of payment to the Notes; provided, however, that this clause
         (2) shall apply only to Indebtedness to be incurred under this
         Section 4.08(a) to the extent that such incurrence shall cause the aggregate amount of Indebtedness incurred and still outstanding under this Section 4.08(a) immediately after such incurrence to be in excess of $25.0 million; and

                  (3) the Weighted Average Life to Maturity of the Indebtedness is greater than the remaining Weighted Average Life to Maturity of the Notes.

         (b) The provisions of Section 4.08(a) shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

                  (1) the incurrence by the Authority of (a) Indebtedness represented by (i) the Notes (ii) the Senior Notes and the notes to be issued in exchange for the Senior Notes pursuant to the Registration Rights Agreement and (iii) the Subordinated PIK Notes,
         (b) its obligations arising under the Collateral Documents to the extent such obligations would represent Indebtedness and (c) Indebtedness incurred from time to time pursuant to the Manager Repayment Note, the Manager Agreement or the Letter of Credit Note;

                  (2) the incurrence by the Authority of letters of credit and related reimbursement agreements, bankers acceptances and performance completion bonds (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Authority under the related reimbursement or other similar agreement) in an aggregate principal amount not to exceed $2.0 million at any one time outstanding under this clause (2);

                  (3) the incurrence by the Authority of Indebtedness represented by Purchase Money Indebtedness or Capital Lease Obligations incurred in connection with the purchase or capital lease of furniture, fixtures and equipment in an aggregate principal amount or accreted value, as applicable, including all Permitted Refinancing Indebtedness incurred to extend, refinance, renew, replace, defease or refund any Indebtedness incurred pursuant to this clause (3), not to exceed $25.0 million at any time outstanding under this clause (3); provided, that such incurrence does not cause the aggregate amount of Indebtedness outstanding pursuant to this clause (3) and clause (4) of this Section 4.08(b) to exceed $25.0 million;

                  (4) the incurrence by the Authority of any Indebtedness in an aggregate principal amount, or accreted value, as applicable, including all Permitted Refinancing Indebtedness incurred to extend, refinance, renew, replace, defease or refund any Indebtedness incurred pursuant to this clause (4), not to exceed $5.0 million at any time outstanding under this clause (4); provided, that such incurrence does not cause the aggregate amount of Indebtedness outstanding pursuant to this clause (4) and clause (3) of this
         Section 4.08(b) to exceed $25.0 million;

                  (5) the incurrence by the Authority of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness that was permitted to be incurred under Section 4.08(a) hereof, clause (1), (3) or (4) of this Section 4.08(b) or this clause (5); and

                  (6) the incurrence by the Authority of Indebtedness represented by loans from Holdings (other than the Subordinated PIK Notes); provided, that (A) the payment of principal, interest and premium, if any, on such Indebtedness is expressly subordinate in right of payment to the Senior Notes, the Notes and the Manager Repayment Note, (B) the maturity date of such Indebtedness occurs after December 15, 2009 and (C) Holdings is not entitled to receive any payment on such Indebtedness until all of the Authority's obligations to the holders of the Senior Notes, the Senior Notes and under the Manager Repayment Note shall have been paid in full.

         The Authority shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of the Authority and senior in any respect in right of payment to the Notes; provided, that Indebtedness shall not be considered subordinate or junior in right of payment by virtue of the fact that it is unsecured, and that Indebtedness shall not be considered senior in right of payment by virtue of the fact that it is secured.

         For purposes of determining compliance with this Section 4.08, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (6) of Section 4.08(b) hereof, or is entitled to be incurred pursuant to Section 4.08(a) hereof, the Authority shall be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this
Section 4.08.

Section 4.09      Asset Sales.

         (a) The Authority shall not consummate an Asset Sale unless:

                  (1) the Chukchansi Gold Resort & Casino is Operating;

                  (2) the Authority receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of;

                  (3) such fair market value is determined by the Management Board and evidenced by a resolution of that Management Board set forth in an Officers' Certificate delivered to the Trustee; and

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

                  (4) at least 85% of the consideration therefor received by the Authority is in the form of cash. For purposes of this Section
         4.09 and not for purposes of the definition of "Net Proceeds" (except to the extent set forth in that definition with respect to the conversion of non-cash proceeds to cash), each of the following shall be deemed to be cash:

                           (A) any liabilities (as shown on the Authority's
                  most recent balance sheet) of the Authority (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets pursuant to a customary agreement that unconditionally releases the Authority from further liability with respect thereto;

                           (B) any securities, notes or other obligations
                  received by the Authority from such transferee that are (subject to ordinary settlement periods) converted by the Authority into cash (to the extent of the cash received in that conversion) within 30 days of the receipt thereof; and

                           (C) any assets the Authority would be permitted to
                  acquire with the Net Proceeds of an Asset Sale pursuant to the terms of this Section 4.09.

         In addition, the Authority may not consummate an Asset Sale with respect to any Key Project Assets.

         (b) Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Authority may apply such Net Proceeds, at its option to (i) repay the Senior Notes; (ii) make a capital expenditure with respect to the Chukchansi Gold Resort & Casino; or (iii) acquire assets used or useful in connection with the operation of the Chukchansi Gold Resort & Casino in accordance with the terms of the Senior Notes Indenture and the Collateral Documents. Pending the final application of any such Net Proceeds, the Authority shall invest such Net Proceeds in Cash Equivalents.

         (c) Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph shall constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Authority shall, subject to the second sentence of Section 12.01 hereof and subject to the restrictions contained in the Senior Notes Indenture, make a Repurchase Offer to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem such other Indebtedness with the proceeds of sales of assets in accordance with Section
3.10 hereof, to purchase the maximum principal amount of the Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Repurchase Offer pursuant to this Section
4.09 shall be equal to 100% of principal amount plus accrued and unpaid Interest to the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Authority may use those Excess Proceeds for any purposes not otherwise prohibited by this Indenture and the Collateral Documents. If the aggregate principal amount of the Notes and such other pari passu Indebtedness tendered into such Repurchase Offer exceeds the amount of Excess Proceeds, the Trustee shall purchase the Notes and such other pari passu Indebtedness on a pro rata basis. Upon completion of each Repurchase Offer, pusuant to this Section 4.09, the amount of Excess Proceeds shall be reset at zero.

         (d) Any Repurchase Offer pursuant to this Section 4.09 will be in compliance with all applicable laws, rules and regulations, including, if applicable pursuant to this Section 4.09, Regulation 14E under the Exchange Act and the rules and regulations thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 3.10 hereof, the Authority will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under
Section 3.10 hereof by virtue of such conflict.

Section 4.10      Liquidation, Dissolution, Consolidation, or Merger.

         The Authority shall not sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more transactions. The Authority shall not consolidate or merge with or into any other Person.

Section 4.11      Transactions with Affiliates.

         (a) The Authority shall not make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, the Tribe, any agency, instrumentality or political subunit of the Tribe, any member of the Tribe, Holdings or any direct holder or Beneficial Owner of five percent or more of Holdings' Equity Interests, the Manager or any direct holder or Beneficial Owner of five percent or more of any of the Manager's Equity Interests, the L/C Provider or any Affiliate of the Tribe, any Affiliate of any member of the Tribe, any Affiliate of the Manager or any Affiliate of the L/C Provider (each, an "Affiliate Transaction"), unless:

                  (1) such Affiliate Transaction is on terms that are no less favorable to the Authority than those that would have been obtained in a comparable transaction by the Authority with an unrelated Person; and

                  (2) the Authority delivers to the Trustee:

                           (A) with respect to any Affiliate Transaction or
                  series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Management Board set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this Section 4.11 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Management Board; provided, that if there are no disinterested members of the Management Board, such Affiliate Transaction must be approved unanimously by the members of the Management Board; and

                           (B) with respect to any Affiliate Transaction or
                  series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Authority of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

         (b) The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of Section 4.11(a):

                  (1) entering into customary employee compensation arrangements that are approved by a majority of disinterested members of the Management Board; provided, that if there are no disinterested members of the Management Board, such compensation arrangements must be approved unanimously by the members of the Management Board;

                  (2) the execution of, or taking actions or making payments contemplated by, the Notes, the Senior Notes, the Collateral Documents, the Senior Notes Indenture, the Subordinated PIK Notes, the Subordinated PIK

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

         Notes Indenture, the Registration Rights Agreement, the Development Agreement, the Manager Agreement or the Management Agreement;

                  (3) Permitted Investments and Restricted Payments that are not prohibited by Section 4.07; and

                  (4) the making of any payments to Holdings or any direct or indirect holders of Holdings' Equity Interests, the Manager or any direct or indirect holder of the Manager's Equity Interests, the L/C Provider, or any Affiliate of the Manager if such payments are made in the ordinary course of business at customary rates with respect to goods or services provided to the Authority.

Section 4.12      Liens.

         The Authority shall not, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness on any assets now owned or hereafter acquired by the Authority, or any proceeds, income or profits therefrom or collaterally assign or convey any right to receive income therefrom, except Permitted Liens.

Section 4.13      Line of Business.

         The Authority shall not engage in any business, development or investment activity, other than a Permitted Business.

Section 4.14      Governmental Existence.

         The Authority shall do or cause to be done all things necessary to preserve and keep in full force and effect (1) its existence in accordance with the respective organizational, statutory, constitutional or legal documents, in each case as amended from time to time, of the Authority and the Tribe and (2) all material rights (charter and statutory), licenses and franchises of the Authority.

Section 4.15      Offer to Repurchase Upon Change of Control.

         (a) Upon the occurrence of a Change of Control and subject to the second sentence of Section 12.01 hereof, the Authority shall make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid Interest, if any, thereon, to the date of purchase (the "Change of Control Payment"). Within ten Business Days following any Change of Control, the Authority shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control Payment Date and stating:

                  (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered shall be accepted for payment;

                  (2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

                  (3) that any Note not tendered shall continue to accrue interest;

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

                  (4) that, unless the Authority defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                  (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

                  (6) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

                  (7) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

         The Authority shall comply with the requirements of Rule 14e-1 under the Exchange Act, any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control and the restrictions contained in the Senior Notes Indenture. To the extent that the provisions of any securities laws or regulations or the restrictions contained in the Senior Notes Indenture conflict with the provisions of this Section 4.15, the Authority shall comply with the applicable securities laws and regulations and the restrictions contained in the Senior Notes Indenture and shall not be deemed to have breached its obligations under this Section 4.15 by virtue of such conflict.

         (b) On the Change of Control Payment Date, the Authority shall, to the extent lawful:

                  (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

                  (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

                  (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Authority.

         The Paying Agent shall promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Authority shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         (c) Notwithstanding anything to the contrary in this Section 4.15, the Authority shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and purchases all Notes validly tendered and not withdrawn under the Change of Control Offer.

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         (d) Prior to complying with any of the provisions of this Section
4.15, but in any event within 90 days following a Change of Control, the Authority shall either repay all of the outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this Section 4.15.

Section 4.16      Limitation on Sale and Leaseback Transactions.

         The Authority shall not enter into any sale and leaseback transaction unless:

                  (1) the Authority could have (i) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ration test in
         Section 4.08 (a) hereof and (ii) incurred a Lien to secure such Indebtedness pursuant to the provisions of Section 4.12 hereof;

                  (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Management Board and set forth in an Officers' Certificate delivered to the Trustee, of the property that is the subject of such sale and leaseback transaction; and

                  (3) the transfer of assets in such sale and leaseback transaction is permitted by, and the Authority applies the proceeds of such transaction in compliance with, Section 4.09 hereof.

Section 4.17      Limitation on the Creation of  Subsidiaries.

         The Authority shall not create any instrumentality, subdivision or subunit. The Authority shall not form, acquire or own any Subsidiary.

Section 4.18      Limitation on Status as an Investment Company.

         The Authority shall not become an investment company (as that term is defined in the Investment Company Act, or otherwise become subject to regulation under the Investment Company Act.

Section 4.19      [Intentionally Omitted]

Section 4.20      Gaming Licenses and Other Permits.

         The Authority shall use its best efforts to obtain and retain in full force and effect at all times all Gaming Licenses and all other authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits or registrations from or with any governmental authority that are necessary for the operation of the Chukchansi Gold Resort & Casino; provided, that if in the course of the exercise of its governmental or regulatory functions the Tribal Gaming Commission is required to suspend or revoke any consent, permit or license or close or suspend any operation of any part of the Chukchansi Gold Resort & Casino as a result of any noncompliance with law, the Authority shall use its best efforts to promptly and diligently correct such noncompliance or replace any personnel causing such noncompliance so that the Chukchansi Gold Resort & Casino shall be opened and Operating as promptly as practicable.

         The Authority shall provide the Trustee, promptly after receipt by the Authority, with any notice of non-compliance, violation, temporary closure order or assessment of civil fines from the NIGC (pursuant to IGRA) or any notice of non-compliance or violation of any Gaming Laws by any other Gaming Authority, including the State Gaming Agency and the Tribal Gaming Commission.

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Section 4.21      Modification or Transfer of Certain Agreements.

         The Authority shall not amend, waive or modify, or take or refrain from taking any action that has the effect of amending, waiving or modifying, any provision of the Development Agreement or the Management Agreement; provided, however, that either agreement may be amended or modified so long as the payments to be made to the Manager thereunder as so amended or modified are no greater in the aggregate than the payments provided for the Manager pursuant to the terms of such agreements on the date of this Indenture.

Section 4.22      Ownership Interests in the Authority.

         The Authority shall not permit any Person other than the Tribe to acquire any right to elect or appoint any members of the Management Board or any executive officer of the Authority.

Section 4.23      United States Federal Income Tax Reporting.

         Holders, by accepting the Notes, shall be deemed to have agreed that the Holders shall (1) treat the Notes as indebtedness subject to the regulations governing contingent payment debt instruments set forth in Treasury Regulation section 1.12775-4 (the "Contingent Debt Regulations"), (2) report interest on the Notes in accordance with the Authority's determination of both the "comparable yield" and the "projected payment schedule" and (3) be bound by the Authority's application of the Contingent Debt Regulations. For this purpose, the "comparable yield" and the "projected payment schedule may be obtained by contacting the Authority at the address set forth in Section 13.02.

Section 4.24      Use of Proceeds.

         The Authority shall, on the date of this Indenture, deposit approximately $113.2 million into the Construction Disbursement Account and approximately $32.4 million into the Interest Reserve Account. Funds in the Interest Reserve Account shall be used only to pay the first three interest payments on the Senior Notes. The funds in the Construction Disbursement Account and the Interest Reserve Account may be invested only in Cash Equivalents. All funds in the Construction Disbursement Account and the Interest Reserve Account shall be disbursed only in accordance with the Cash Collateral and Disbursement Agreement.

Section 4.25      Payments for Consent.

         The Authority shall not, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of the Notes for or as an inducement to any consent, waiver or amendment of any of the terms of provisions of this Indenture, the Notes or any Collateral Document unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                                  ARTICLE 5.

                            COVENANTS OF THE TRIBE

Section 5.01      Prohibited Activities.

         (a) Except as required by federal, state or local law, the Tribe shall not, and shall not permit any of its representatives, political subunits or councils, agencies or instrumentalities, to, directly or indirectly:

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                  (1) increase or impose any tax, levy or other similar
         monetary payment or reimbursement obligation on the Authority or on any patrons of the Chukchansi Gold Resort & Casino or on any activity at the Chukchansi Gold Resort & Casino (gaming or otherwise), other than:

                           (a) any payments due under any agreement in effect
                  on the date of this Indenture or any such payments that are not materially adverse to the economic interests of Holders pursuant to the Notes or the ability of the Authority to timely perform in full all of its obligations under this Indenture or the Notes; or

                           (b) those which are reasonable nondiscriminatory
                  charges for utilities or other governmental services supplied by the Tribe and used by the Authority in an amount not to exceed the reasonable cost of such services and a reasonable allowance for administrative costs;

                  (2) subject to clauses (b) and (c) of this Section 5.01 and to Section 5.02, amend the Tribal Gaming Ordinance, the Authority Ordinance, the arbitration code or uniform commercial code in effect on the date of this Indenture in any manner that would be materially adverse to the interests or rights of Holders under the Notes, restrict or eliminate the exclusive right of the Authority to conduct gaming operations on behalf of the Tribe, conduct or permit any other entity to conduct gaming operations on any property owned, directly or beneficially, or controlled by the Tribe or materially and adversely alter, modify or amend any regulation relating to a Holder's rights under the Notes;

                  (3) take any other action, enter into any agreement, amend its Constitution or enact any ordinance, law, rule or regulation that would adversely prejudice or have a material adverse effect on any of the rights of the Holders under this Indenture or the Notes;

                  (4) assert that any waiver of the Authority or the Tribe, any choice of judicial forum, designation of governing law or any remedy expressly authorized in this Indenture or the Notes is void or unenforceable; or

                  (5) fail to timely pay or cause to be paid any tax, imposition, judgment, award or charge of any nature which, if not paid, would permit enforcement of a lien on the Site or the Chukchansi Gold Resort & Casino, other than any such payment that is being contested in good faith and, during the time such payment is being contested, does not create any risk of foreclosure or forfeiture of the Site or the Chukchansi Gold Resort & Casino.

         (b) In addition, except as specifically provided in this Indenture, the Tribe shall not, and shall not permit the Authority or any of the Tribe's representatives, political subunits, councils, agencies or instrumentalities to, directly or indirectly impose, levy, tax or otherwise make any charge on this Indenture, the Notes or any payments or deposits to be made thereunder, including without limitation upon the payment of any principal, premium or Interest. Notwithstanding the foregoing, or any other provision of this Indenture, the Tribal Gaming Commission shall be permitted to reasonably exercise in good faith its governmental and regulatory functions authorized or required under the Compact or the Tribal Gaming Ordinance.

         (c) Any action taken by the Tribe to comply with federal or state law that would otherwise violate this Section 5.01 shall be taken only after prior written notice to Trustee accompanied with an Officers' Certificate and Opinion of Counsel that such action is required by federal or state law.

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Section 5.02      Permitted Amendments to Tribal Gaming Ordinance.

         The Tribe agrees that any amendments made to the Tribal Gaming Ordinance shall be a legitimate effort to comply with the Compact or IGRA or to ensure that the Authority conducts its gaming operations in a manner that adequately protects the environment, the public health and safety or the integrity of the Authority or operation of the Chukchansi Gold Resort & Casino and not with the purpose of delaying or hindering the repayment of the Notes. The Tribe and the Authority agree that any licensure or investigation of any Holder, in its capacity as such Holder or otherwise, shall be conducted in good faith and with a reasonable basis therefore.

Section 5.03 Further Assurances Regarding Authority; No Conveyance or Encumbrance of Land.

         To the extent within its lawful power, the Tribe shall take all such action and shall refrain from taking such action as is necessary to cause the Authority at all times to be a wholly-owned or wholly-controlled entity created under the laws of the Tribe, permitted under all other applicable laws, including IGRA, to have access to the Site and to operate the business of the Authority (including such gaming as permitted under IGRA and the Compact) and to timely perform all of the Authority's obligations under this Indenture and the Notes. The Tribe shall not convey or encumber, or permit to be conveyed or encumbered, any interest in land constituting all or a portion of the Site, other than a transfer of fee title in the land to the U.S. government to be held in trust for the benefit of the Tribe, and except for the creation of Permitted Liens.

Section 5.04      Incurrence of Obligations Affecting Authority.

         The Tribe shall not permit or incur any consensual liability of the Tribe (or of any other instrumentality or subunit of the Tribe) that is a legal obligation of the Authority, or for which the Authority's assets may be bound, other than a liability that the Authority is permitted or not prohibited from incurring on its own behalf under this Indenture.

Section 5.05      Receipt of Prohibited Payments from the Authority.

         In the event that the Tribe receives any payment from the Authority at a time when such payment is prohibited by the terms of this Indenture, such payment shall be held by the Tribe in trust for the benefit of, and shall be paid forthwith over and delivered to, the Authority promptly, and in any event immediately upon receipt of a written request from the Trustee or the Authority.

Section 5.06 Payment In Full of Obligations to Holders of Notes Before Certain Payments to the Tribe.

         The Tribe agrees that upon any payment or distribution of assets upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency or similar proceedings of the Authority or the Chukchansi Gold Resort & Casino, the Holders shall be entitled to receive payment in full with respect to all principal, premium or Interest and other amounts owing in respect of each of the Notes (subject to the prior payment of the Senior Debt) before any payment or any distribution to the Tribe.

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Section 5.07      Consents to Liens Securing Obligations

         The Tribe hereby consents, agrees and acknowledges to the creation of the Liens securing the Obligation under the Senior Notes, the Senior Notes Indenture and the Collateral Documents created under the Senior Notes, the Senior Notes Indenture and the Collateral Documents.

Section 5.08      Limitation on Actions of Tribe.

         The Tribe shall not, and shall not permit the Authority or any of the Tribe's representatives, political subunits, councils, agencies or instrumentalities to, exercise any power of eminent domain over any property that is used or useful in connection with the operations of the Chukchansi Gold Resort & Casino. Except as required by federal or state law, the Tribe shall not enact any statute, law, ordinance or rule that would have a material adverse effect on the rights of the Holders under this Indenture.

Section 5.09      Bankruptcy Restrictions.

         (a) The Tribe shall not, pursuant to or within the meaning of any Bankruptcy Law, appoint or consent to the appointment of a custodian of the Authority or for all or substantially all of the property of the Authority.

         (b) The Tribe agrees that it shall not enact any Bankruptcy Law or similar law for the relief of debtors that would impair, limit, restrict, delay or otherwise adversely affect any of the rights and remedies of the Holders provided for in this Indenture.

Section 5.10      Exclusive Operation of Gaming Enterprise.

         The Tribe agrees that the Authority shall have sole and exclusive jurisdiction to operate any Gaming Enterprise on behalf of the Tribe or any political subunit thereof and the Tribe shall not permit any Person other than the Tribe to acquire any right to elect or appoint any members of the Management Board or any executive office of the Authority.

Section 5.11      Exclusion From Licensing Requirements of Compact.

         The Tribal Gaming Commission shall at all times provide a complete exclusion from the licensing requirements of Section 6.4.6 of the Compact for
(i) all federally-regulated or state-regulated banks, savings and loans or other federally- or state- regulated lending institutions, (ii) any agency or federal, state or local government or (iii) any investor, who, alone or in conjunction with another, holds less than 10% of any outstanding Indebtedness evidenced by bonds issued by the Tribe or the Authority.

                                ARTICLE 6.

                             DEFAULTS AND REMEDIES

Section 6.01      Events of Default.

         Each of the following is an "Event of Default":

                  (1) the Authority defaults in the payment when due of Interest on the Notes (including amounts due under Section 4.01(b) and such default continues for a period of 30 days, whether or not prohibited by the Intercreditor Agreement;

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                  (2) the Authority defaults in the payment when due of
         principal of, or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption or otherwise, whether or not prohibited by the Intercreditor Agreement;

                  (3) the Authority fails to comply with any of the provisions of Section 4.09, 4.10, 4.14 and 4.15 hereof;

                  (4) the Authority fails to perform or comply with the provisions or any of the covenants set forth in the Collateral Documents, for 30 days after notice to the Authority by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, voting as a single class;

                  (5) the Authority or the Tribe (with respect to its obligations under this Indenture) fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture or the Notes not set forth in clauses (3) or (4) above for 60 days after notice to the Authority by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, voting as a single class;

                  (6) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Authority (or the payment of which is guaranteed by the Authority), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture (other than a default under the Subordinated PIK Notes, the Manager Repayment Note or the Letter of Credit Note resulting from the Authority's failure to make an asset sale offer, as applicable, to the holders of such Subordinated PIK Notes, the Manager Repayment Note or the Letter of Credit Note), if that default:

                           (A) is caused by a failure to pay principal of, or
                  interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

                           (B) results in the acceleration of such
                  Indebtedness prior to its express maturity,

         and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness with respect to which a Payment Default has occurred or the maturity of which has been so accelerated, as applicable, aggregates to $5.0 million or more;

                  (7) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Authority, which judgment or judgments are not paid, discharged or stayed for a period of 60 days; provided that the aggregate of all such undischarged judgments exceeds $5.0 million;

                  (8) default by the L/C Provider in the performance of its obligations set forth in, or repudiation of its obligations under, the Letter of Credit Drawdown Agreement and such default is not cured within 30 days;

                  (9) an Event of Default occurs and is continuing under the Manager Agreement (as defined in such agreement);

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                  (10) the Manager defaults in the performance of its
         obligations set forth in, or repudiates its obligations under, the Development Agreement, Management Agreement or Cash Accumulation Account Contribution Agreement and either:

                           (A) such default is not cured within 30 days; or

                           (B) a new manager meeting the requirements of a
                  Permitted Replacement Manager has not assumed and complied with the Manager's obligations under such agreements as required by the definition of Permitted Replacement Manager within 30 days thereof, unless in any such event, either (i) the Manager continues in all material respects to provide services to the Authority in compliance with the Management Agreement, or (ii) such transaction constitutes a Change of Control;

                  (11) Cascade Entertainment Group, LLC is terminated or resigns as manager of the Chukchansi Gold Resort & Casino or otherwise ceases to be the manager of the Chukchansi Gold Resort & Casino unless:

                           (A) a Permitted Replacement Manager has assumed and
                  complied with the Manager's obligations under the Development Agreement, Management Agreement and Cash Accumulation Account Contribution Agreement as required by the definition of Permitted Replacement Manager within 30 days thereof, or

                           (B) such termination or withdrawal constitutes a
                  Change of Control;

                  (12) the Initial Operating Date does not occur by the Operating Deadline or any Gaming License is lost, revoked or suspended and, as a result, the Chukchansi Gold Resort & Casino ceases Operating for a period of more than 90 consecutive days;

                  (13) the Authority, pursuant to or within the meaning of Bankruptcy Law:

                           (A) commences a voluntary case,

                           (B) consents to the entry of an order for relief
                  against it in an involuntary case,

                           (C) consents to the appointment of a custodian of
                  it or for all or substantially all of its property,

                           (D) makes a general assignment for the benefit of
                  its creditors, or

                           (E) generally is not paying its debts as they
                  become due; or

                  (14) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Authority in an
                  involuntary case;

                           (B) appoints a custodian of the Authority for all
                  or substantially all of the property of the Authority; or

                           (C) orders the liquidation of the Authority;

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         and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02      Acceleration.

         In the case of an Event of Default under clauses (13) or (14) of
Section 6.01 above, all amounts outstanding under the Notes shall be due and payable immediately without further action or notice, subject to the second sentence of Section 12.01 hereof. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may, subject to the second sentence of Section
12.01 hereof, declare all the Notes to be due and payable immediately. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

         If an Event of Default occurs prior to October 1, 2006, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Authority with the intention of avoiding the prohibition on redemption of the Notes prior to October 1, 2006, then the premium set forth in Section 3.07 shall also become and be immediately due and payable, to the extent permitted by law upon acceleration of the Notes, subject to the second sentence of
Section 12.01. In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Authority with the intention of avoiding payment of the premium that the Authority would have had to pay if the Authority then had elected to prepay the Notes pursuant to Section 3.07 hereof, an equivalent premium shall also become and be immediately due upon the acceleration of the Notes, subject to the second sentence of Section 12.01.

         As promptly as practicable following any acceleration of the Notes, the Trustee shall send a written notice to all Holders advising the Holders of the following:

                  (1) an acceleration of the Notes has occurred; and

                  (2) under the terms of this Indenture and the Notes, neither the Trustee nor the Authority may make any payments of principal or interest on the Notes (i) as a result of any enforcement action commenced by or on behalf of the Trustee or any Holder, or (ii) after payment of the Notes has been accelerated because of a default under this Indenture, except, in each case to a Holder that is licensed or exempted from licensing by the Tribal Gaming Commission in accordance with the Compact.

Section 6.03      Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee, or Holders of a majority in aggregate principal amount of the then outstanding Notes may pursue any available remedy to collect the payment of principal, premium and Interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or Holders of a majority in aggregate principal amount of the then outstanding Notes in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

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Section 6.04      Waiver of Past Defaults.

         Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, and premium, if any, or Interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05      Control by Majority.

         Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06      Limitation on Suits.

         Subject to Section 6.07 and the second sentence of Section 12.01 hereof, a Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

                  (1) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

                  (2) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (3) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (5) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

         A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07      Rights of Holders of Notes to Receive Payment.

         Notwithstanding any other provision of this Indenture, but subject to the second sentence of Section 12.01 hereof, the right of any Holder of a Note to receive payment of principal, premium and Interest on the Note, on or after the respective due dates expressed in the Note (including in connection

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

with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08      Collection Suit by Trustee.

         If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, subject to the second sentence of Section 12.01 hereof, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Authority for the whole amount of principal of, premium and Interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09      Trustee May File Proofs of Claim.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and, subject to the second sentence of Section 12.01 hereof, the Holders of the Notes allowed in any judicial proceedings relative to the Authority (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10      Priorities.

         If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 7.06 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second: subject to the second sentence of Section 12.01 hereof, to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Interest, ratably, without

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         preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Interest, respectively; and

                  Third: to the Authority or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11      Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                  ARTICLE 7.

                                    TRUSTEE

Section 7.01      Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b) Except during the continuance of an Event of Default:

                  (1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) this paragraph does not limit the effect of paragraph
         (b) of this Section 7.01;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

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                  (3) the Trustee shall not be liable with respect to any
         action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.04 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section 7.01.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Authority. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02      Rights of Trustee.

         (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Authority shall be sufficient if signed by an Officer of the Authority.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.03      Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Authority or any Affiliate of the Authority with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.09 and 7.10 hereof.

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Section 7.04      Trustee's Disclaimer.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Authority's use of the proceeds from the Notes or any money paid to the Authority or upon the Authority's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05      Notice of Defaults.

         If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium or Interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06      Compensation and Indemnity.

         (a) The Authority shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Authority shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         (b) The Authority shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Authority (including this Section 7.06) and defending itself against any claim (whether asserted by the Authority or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Authority promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Authority shall not relieve the Authority of its obligations hereunder. The Authority shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Authority shall pay the reasonable fees and expenses of such counsel. The Authority is not required to pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         (c) The obligations of the Authority under this Section 7.06 shall survive the satisfaction and discharge of this Indenture.

         (d) To secure the Authority's payment obligations in this Section 7.06, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

         (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(13) or (14) hereof occurs, the expenses and the compensation for the services (including the

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fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         (f) The Trustee shall comply with the provisions of TIAss. 313(b)(2) to the extent applicable.

Section 7.07      Replacement of Trustee.

         (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.07.

         (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Authority. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Authority in writing. The Authority may remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.09 hereof;

                  (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (3) a custodian or public officer takes charge of the Trustee or its property; or

                  (4) the Trustee becomes incapable of acting.

         (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Authority shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Authority.

         (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Authority, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Authority. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Authority's obligations under Section 7.06 hereof shall continue for the benefit of the retiring Trustee.


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Section 7.08      Successor Trustee by Merger, etc.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.09      Eligibility; Disqualification.

         There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

Section 7.10      Preferential Collection of Claims Against Authority.

         The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                  ARTICLE 8.

                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01      Option to Effect Legal Defeasance or Covenant Defeasance.

         The Authority may, at the option of its Management Board evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02      Legal Defeasance and Discharge.

         Upon the Authority's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Authority shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Authority shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Authority, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

                  (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or Interest or premium on such Notes when such payments are due from the trust referred to in
         Section 8.04 hereof;

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                  (2) the Authority's obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

                  (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Authority's obligations in connection therewith; and

                  (4) this Article 8.

         Subject to compliance with this Article 8, the Authority may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03      Covenant Defeasance.

         Upon the Authority's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Authority shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21, 4.22,
4.23, 4.24 and 4.25 hereof and Section 5.01(a), Section 5.01(5), and the last paragraph of Section 5.01 and Sections 5.04, 5.05, 5.06 and 5.10 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Authority may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Authority's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(6) hereof shall not constitute Events of Default.

Section 8.04      Conditions to Legal or Covenant Defeasance.

         In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

                  (1) the Authority must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of Notes, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, Interest and premium on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Authority must specify whether the Notes are being defeased to maturity or to a particular redemption date;

                  (2) in the case of an election under Section 8.02 hereof, the Authority has delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

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                           (A) the Authority has received from, or there has
                  been published by, the Internal Revenue Service a ruling; or

                           (B) since the date of this Indenture, there has
                  been a change in the applicable federal income tax law,

         in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (3) in the case of an election under Section 8.03 hereof, the Authority must deliver to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

                  (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Authority is a party or by which the Authority is bound;

                  (6) the Authority must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Authority with the intent of preferring the Holders of Notes over the other creditors of the Authority with the intent of defeating, hindering, delaying or defrauding any other creditors of the Authority or others; and

                  (7) the Authority must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with, and an Opinion of Counsel stating that the conditions set forth in clauses (1) (with respect to validity and perfection of the security interest), (2),
         (3) and (5) have been satisfied.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

         Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Authority acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Interest, but such money need not be segregated from other funds except to the extent required by law.

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         The Authority shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Notwithstanding anything in this Article 8 to the contrary, the Trustee shall deliver or pay to the Authority from time to time upon the request of the Authority any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06      Repayment to Authority.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Authority, in trust for the payment of the principal of, premium or Interest on any Note and remaining unclaimed for two years after such principal, premium or Interest has become due and payable shall be paid to the Authority on its request or (if then held by the Authority) shall be discharged from such trust; and the Holder of such Note shall thereafter be permitted to look only to the Authority for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Authority as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Authority cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Authority.

Section 8.07      Reinstatement.

         If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Authority's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Authority makes any payment of principal of, premium or Interest on any Note following the reinstatement of its obligations, the Authority shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                  ARTICLE 9.

                       AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01      Without Consent of Holders of Notes.

         Notwithstanding Section 9.02 of this Indenture, the Authority and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

                  (1) to cure any ambiguity, defect or inconsistency;


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                  (2) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

                  (3) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note; or

                  (4) to comply with all applicable rules and regulations of the NIGC, the BIA or any governmental authority.

         Upon the request of the Authority accompanied by a resolution of its Management Board authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in
Section 7.02 hereof, the Trustee shall join with the Authority and the Tribe in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02      With Consent of Holders of Notes.

         Except as provided below in this Section 9.02, the Authority and the Trustee may amend or supplement this Indenture (including, without limitation, Sections 3.10, 4.09 and 4.15 hereof), the Notes with the consent of the Holders of a majority in principal amount of the Notes then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.03 and 6.06 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

         Notwithstanding any other provision of this Indenture, any amendment to, or waiver of, Section 4.12 hereof shall require the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding.

         Upon the request of the Authority accompanied by a resolution of its Management Board authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Authority and the Tribe in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

         It is not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it is sufficient if such consent approves the substance thereof.

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         After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Authority shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Authority to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.03 and 6.06 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Authority with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

                  (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                  (2) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes except as provided above with respect to Sections 3.10, 4.09 and 4.15 hereof;

                  (3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

                  (4) waive a Default or Event of Default in the payment of principal of, Interest or premium on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

                  (5) make any Note payable in money other than that stated in the Notes;

                  (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or Interest or premium on the Notes;

                  (7) waive a redemption payment with respect to any Note (other than a payment required by Sections 3.10, 4.09 and 4.15 hereof); or

                  (8) make any change in Section 6.03 or 6.06 hereof or in the foregoing amendment and waiver provisions.

Section 9.03      Compliance with Trust Indenture Act.

         Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04      Revocation and Effect of Consents.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

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Section 9.05      Notation on or Exchange of Notes.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Authority in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06      Trustee to Sign Amendments, etc.

         The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Authority may not sign an amendment or supplemental Indenture until the Management Board approves it. In executing any amended or supplemental Indenture, the Trustee shall be entitled to receive and (subject to Section
7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 13.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture is authorized or permitted by this Indenture.

                                 ARTICLE 10.

       LIMITED WAIVER OF SOVEREIGN IMMUNITY; ARBITRATION; NON-IMPAIRMENT

Section 10.01     Irrevocable Waiver of Sovereign Immunity.

         Each of the Authority and the Tribe (each a "Tribal Party") agree to unconditionally and irrevocably waive its sovereign immunity, and any and all defenses based thereon, with respect to any Permitted Claims. This waiver shall permit (a) the interpretation, enforcement and the seeking of legal or equitable relief and remedies (whether through an award or granting of specific performance, injunction, mandamus, damages or otherwise) through arbitration proceedings as described below in Section 10.05, and (b) judicial actions to compel, enter judgment upon, enforce, modify or vacate any award or interim injunctive relief related to the arbitration proceedings in any of the Applicable Courts described below.

         In connection with the foregoing waiver of sovereign immunity by any Tribal Party:

         (a) Duration. The duration of this waiver shall commence on the date hereof and continue until one year after all obligations of each Tribal Party under this Indenture, the Notes and the Collateral Documents have been completely performed and amounts, if any, owed hereunder from the Authority have been indefeasibly paid in full;

         (b) Grantees. The grantee(s) of the waiver are the Trustee and the Holders, together with their successors and assigns hereunder;

         (c) Scope. The scope of the waiver applies to all Permitted Claims;

         (d) Property and Funds. The only property, assets or rights against which any award, judgment or other order for relief arising from this waiver may be enforced are Authority Assets as defined in the Chukchansi Authority Ordinance whether held in the name of the Authority, the Tribe or any branch, department, agency, instrumentality, division, subsidiary, authority, enterprise, corporation, business or

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other entity directly or indirectly owned or controlled in whole or in part by either the Authority or the Tribe. Notwithstanding the foregoing, any revenues or other property transferred by the Authority to any other Tribal Party in compliance with this Indenture and the Collateral Documents shall upon such transfer no longer constitute Authority Assets;

         (e) Jurisdictions. The courts with jurisdiction with respect to the Permitted Claims are the Applicable Courts (subject to the obligation each Tribal Party to submit to arbitration as provided herein); and

         (f) Governing Law. The law applicable to the waiver and the Permitted Claims shall be the internal laws of the State of New York.

Section 10.02     Designation of Applicable Courts and Jurisdiction.

         Each Tribal Party hereby irrevocably consents to the following courts, jurisdictions and venues for the judicial actions described in Section
10.01 above (each, an "Applicable Court"): (i) the United States District Court for the Southern District of New York, and all courts to which any appeal therefrom may be available; (ii) any court of the State of New York, and all courts to which any appeal therefrom may be available; (iii) if none of the foregoing courts shall have or accept jurisdiction, then any other federal or state court, and all courts to which any appeal therefrom may be available, (iv) if none of the foregoing courts shall have or accept jurisdiction, then any court of the Tribe (in the case of any Permitted Claim to which the Tribe or the Authority is a party).

Section 10.03     Additional Waivers as to Tribal Courts.

         Each of the Authority and the Tribe hereby unconditionally and irrevocably waives the jurisdiction of any tribal courts or other tribal forums for the resolution of disputes now or hereafter existing or created with respect to any Permitted Claim, except as provided below in connection with the enforcement of an arbitration award. Each of the Authority and the Tribe unconditionally and irrevocably waives the application of any judicial rule or doctrine relating to exhaustion of tribal remedies, abstention or comity that might otherwise require a Permitted Claim be heard in a tribal court.

Section 10.04     Agreement not to Contest.

         In connection with any Permitted Claim, each of the Tribal Parties agrees it shall not dispute before or in any court, arbitration panel or other forum, the validity and binding effect of its waiver of sovereign immunity, consent to arbitration proceedings, consent to judicial proceedings, or waivers of the right to assert application of any rules or doctrines of exhaustion of tribal remedies or comity with respect to tribal court, all to the extent contained herein.

Section 10.05     Arbitration.

         All Permitted Claims must be resolved by binding arbitration under the commercial arbitration rules of the American Arbitration Association (the "AAA"), as modified by this Section 10.05. Notwithstanding any other provision of this Article 10, an arbitrator shall not have the power to compel, negate, usurp or in any manner affect any Governmental Action unless any Governmental Action or failure to take any Governmental Action constitutes a breach of this Indenture by the Tribe or the Authority.

         (a) Commencement of Proceedings. Any party for whom the Authority or the Tribe has waived its sovereign immunity pursuant to this Article 10 may commence an arbitration proceeding by the filing

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

of a Statement of Claim (within the meaning of the AAA rules) with the AAA and serving a copy thereof on the other parties affected by the Permitted Claim. A single arbitrator shall hear the Permitted Claim, and shall be selected in accordance with the rules of the AAA.

         (b) Qualification of Arbitrators. No person shall be eligible to serve as an arbitrator if the person is related to, affiliated with or has represented in a legal capacity any party to the arbitration proceeding or any party to this Indenture. The arbitrator shall be an attorney admitted to practice and in good standing before the highest court of a state, who is experienced in advising clients in connection with commercial borrowings or the issuance of debt securities.

         (c) Discovery. Any party shall be permitted to engage in any discovery permitted under the rules of the AAA, but all discovery must be completed within 90 days following the initial filing of the Statement of Claim.

         (d) Hearing. The hearing on the arbitration shall be held in the City of Los Angeles, California, and commence and be completed no more than 30 days after the close of discovery, and the arbitrator shall render an award in writing within 30 days of the completion of the hearing, which shall contain findings of facts and conclusions of law. The parties hereto further agree that any arbitrator appointed hereunder may award interim injunctive relief before the final arbitration award. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator.

         (e) Enforcement. Proceedings to enter judgment upon, enforce, modify or vacate any award or interim injunctive relief may be commenced in any Applicable Court. Such proceedings shall be governed (i) by the Federal Arbitration Act, if the matter is heard in federal court, (ii) the tribal arbitration code adopted by Resolution No. 2001-34 of the Tribal Council, as amended by an amendment thereto adopted on July 30, 2002 by Tribal Council Resolution No. 2002-39, provided that the standards of review of the award in all cases shall be consistent with the Federal Arbitration Act, (iii) by the applicable state arbitration laws, if the matter is heard in state court, and
(iv) by the arbitration code of the Tribe, if the matter is heard in a tribal court, provided that the standards of review of the award in all cases shall be consistent with the Federal Arbitration Act.

         (f) Prohibition on Punitive Damages. Each party hereto agrees that each party has equal bargaining power and that each has freely entered into this Indenture after such consultation with its attorneys as it has deemed advisable, and that notwithstanding any other provision herein, no arbitrator shall have the power to award punitive damages and any such award shall be null and void and of no effect.

         (g) Validity of Arbitration Provisions. Each party hereto agrees that these arbitration provisions are valid, binding and enforceable, and, to the extent permitted by law, waives any defense or claim to the contrary.

         (h) Full Faith and Credit. The Tribal Parties and the tribal courts of the Tribe now or hereafter existing shall give full faith and credit to any award, order or decree rendered in any arbitration or by any federal or state court in accordance with this Section 10.05, and, to the extent reasonably necessary, shall issue such orders and exercise such legal powers as may reasonably be necessary to effectuate the same. The Tribe shall cause the police powers of the Tribe to be available to secure and support any such enforcement efforts with respect to the Tribe or the Authority, and all police or other law enforcement officials of the Tribe to carry out any orders that may be entered by the Tribe or its tribal court pursuant to this Section 10.05.

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

Section 10.06     Non-Impairment.

         No Tribal Party or any of its respective Affiliates shall: (i) adopt, enact, promulgate or otherwise place into effect any law or legal requirement that impairs or interferes, or could impair or interfere, in any manner, with any right or remedy of another party hereunder or their successors and assigns (it being understood and agreed that any such law or legal requirement that is adopted, enacted, promulgated or otherwise placed into effect without the prior written consent of any affected party, successor or assign shall be void and of no effect); or (ii) demand, impose or receive any tax, charge, assessment, fee or other imposition or impose any regulatory or licensing requirement against a party, their successors or assigns, except in connection with licensing required by the Compact.

                                 ARTICLE 11.

                          SATISFACTION AND DISCHARGE

Section 11.01     Satisfaction and Discharge.

         This Indenture shall be discharged and shall cease to be of further effect as to all Notes issued hereunder, when:

                  (1) either:

         (a) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Authority) have been delivered to the Trustee for cancellation; or

         (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or shall become due and payable within one year and the Authority has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and accrued Interest to the date of maturity or redemption;

                  (2) no Default or Event of Default has occurred and is continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which the Authority is a party or by which the Authority is bound;

                  (3) the Authority has paid or caused to be paid all sums payable by it under this Indenture; and

                  (4) the Authority has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Authority must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

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

         Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause
(1) of this Section, the provisions of Section 11.02 and Section 8.06 shall survive. In addition, nothing in this Section 11.01 shall be deemed to discharge those provisions of Section 7.06 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02     Application of Trust Money.

         Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Authority acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and Interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

         If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Authority's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Authority has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Authority shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

         Notwithstanding anything in this Article 11 to the contrary, the Trustee shall deliver or pay to the Authority from time to time upon the request of the Authority any money or non-callable Government Securities held by it as provided in Section 11.01 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect a satisfaction and discharge.

                                 ARTICLE 12.

        SPECIAL PROVISIONS REGARDING UNLICENSED AND NON-EXEMPT HOLDERS

Section 12.01    Special Provisions Regarding Unlicensed and Non-Exempt Holders.

         If any Notes are transferred to a Holder (or Beneficial Owner) that is not licensed or exempted from licensing by the Tribal Gaming Commission in accordance with the Compact, then neither the transferee Holder (or Beneficial Owner) nor any person acting on behalf of that transferee Holder (or Beneficial Owner), including the Trustee, shall have any right to enforce any payment obligation relating to the Notes against any revenues, property or rights of the Authority or the Tribe, or any branch, department, agency, instrumentality, division, subsidiary, enterprise, authority or wholly-owned corporation or business of the Tribe (whether through the exercise of voting rights or otherwise), until such time as the transferee holder is licensed or exempted from licensing by the Tribal Gaming Commission in accordance with the Compact. Notwithstanding any other provision of this Indenture, the Trustee, the Authority and the Tribe are prohibited from making any payment on the Notes (1) as a result of any enforcement action commenced by or on behalf of the Trustee or any Holder or (2) after payment of the Notes has been accelerated because of a default under this Indenture, except in each case to a Holder that is licensed or exempted from licensing by the Tribal Gaming Commission in accordance with the Compact.

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

         The foregoing provisions of this Section 12.01 shall not apply to any Person who is not licensed as a Financial Source (or exempted from such requirement) to the extent the Compact or the State Bond Regulation is ever amended to not require such Person to be licensed as a Financial Source.

                                  ARTICLE 13.

                                 MISCELLANEOUS

Section 13.01     Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss.318(c), the imposed duties shall control.

Section 13.02     Notices.

         Any notice or communication by the Authority, the Tribe or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Authority:

         Chukchansi Economic Development Authority
         46575 Road 417
         Coarsegold, California 93614
         Telecopier No.:  (559) 642-4075
         Attention:  Chief Financial Officer

         With a copy to:

         Monteau & Peebles LLP
         1001 Second Street
         Sacramento, California 95814-3201
         Telecopier No.:  (916) 441-2067
         Attention:  John Peebles

         If to the Tribe:

         Picayune Rancheria of Chukchansi Indians
         46575 Road 417
         Coarsegold, California 93614
         Telecopier No.:  (559) 642-4075
         Attention:  Chairperson

         If to the Trustee:

         U.S. Bank, N.A.
         180 East 5th Street
         St. Paul, MN 55101
         Telecopier No.:  (651) 244-0711
         Attention:  Corporate Trust Department

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

         The Authority or the Trustee, by notice to the other may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Authority mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 13.03     Communication by Holders of Notes with Other Holders of Notes.

         Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Authority, the Tribe, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

Section 13.04     Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Authority to the Trustee to take any action under this Indenture, the Authority shall furnish to the
Trustee:

                  (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.05     Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) must comply with the provisions of TIA ss. 314(e) and must include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

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

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.06     Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07     No Personal Liability.

         None of the Tribe or any past, present or future officer or office holder, employee, agent, representative, member of the Authority or the Tribe, as such, shall have any liability for any obligations of the Authority under the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting the Notes, Holder waive and release all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 13.08     Governing Law.

         THE INTERNAL LAW OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL GOVERN AND BE USED TO CONSTRUE THESE NOTES.

Section 13.09     No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Authority or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10     Successors.

         All agreements of the Authority in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 13.11     Severability.

         In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.12     Counterpart Originals.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.13     Table of Contents, Headings, etc.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.14     Subordination

         The Trustee, each Holder, this Indenture, the rights of the Holder of each Note under such Note, and the right of the Trustee and the Holders hereunder, are subject to the terms of the Intercreditor Agreement pursuant to which this Indenture, each Note and such rights are made expressly subordinate to the rights of the Senior Notes Trustee and the holders of the Senior Notes.

                        [Signatures on following page]

                                  SIGNATURES

Dated as of October 8, 2002

                                       Chukchansi Economic Development Authority


                                       By:   /s/ Dixie Jackson
                                           ---------------------------
                                           Name:  Dixie Jackson
                                           Title: Chairperson


                                       Picayune Rancheria of Chukchansi Indians


                                       By:   /s/ Dixie Jackson
                                           ---------------------------
                                           Name:  Dixie Jackson
                                           Title: Chairperson

                                       U.S. Bank, N.A.

                                       By: /s/ Frank P. Leslie III
                                           ---------------------------
                                           Name:  Frank P. Leslie III
                                           Title: Vice-President

                                [Face of Note]

==============================================================================

 16.75% Senior Subordinated Pay-in-Kind Notes due 2009 with Contingent Interest

No. ___                                                          $____________

                   CHUKCHANSI ECONOMIC DEVELOPMENT AUTHORITY

promises to pay to _____________________

or registered assigns,

the principal sum of _________________________________________________________

Dollars on September 15, 2009.

Interest Payment Dates:  April 1 and October 1

Record Dates:  March 15 and September 15

Dated:  _______________, 2002

         IN WITNESS WHEREOF, the Authority has caused this instrument to be duly executed.

                                     CHUKCHANSI ECONOMIC DEVELOPMENT AUTHORITY


                                     By:  ___________________________________
                                           Name:
                                           Title:

                                     By:  ___________________________________
                                           Name:
                                           Title:



                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION


                    This is one of the Notes referred to in the within-mentioned Indenture:

                                     U.S. Bank, N.A.,
                                     as Trustee


                                     By:  ___________________________________
                                          Authorized Signatory

Dated: ________________

                                [Back of Note]

 16.75% Senior Subordinated Pay-in-Kind Notes due 2009 with Contingent Interest

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

THIS NOTE, THE INDENTURE AND THE RIGHTS OF THE TRUSTEE AND THE HOLDERS OF THIS NOTE ARE SUBJECT TO THE TERMS OF THE INTERCREDITOR AGREEMENT (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) PURSUANT TO WHICH THE INDENTURE, THIS NOTE AND SUCH RIGHTS ARE MADE EXPRESSLY SUBORDINATE TO THE RIGHTS OF THE SENIOR NOTES TRUSTEE, THE SENIOR NOTE HOLDERS (EACH AS DEFINED THEREIN) AND CERTAIN OTHER PERSONS. EACH HOLDER OF THIS NOTE, BY ACCEPTANCE HEREOF, AGREES TO BE SUBJECT TO THE TERMS OF THE INTERCREDITOR AGREEMENT.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. UPON THE REQUEST OF THE HOLDER OF THIS NOTE, THE AUTHORITY SHALL MAKE AVAILABLE TO THE HOLDER OF THIS NOTE, (I) THE ISSUE PRICE OF THE NOTE,
(II) THE AMOUNT OF ORIGINAL ISSUED DISCOUNT IN RESPECT THEREOF, (III) THE ISSUE DATE OF THE NOTE, AND (IV) THE YIELD TO MATURITY OF THE NOTE, IN EACH CASE AS DETERMINED UNDER THE ORIGINAL ISSUE DISCOUNT RULES OF THE U.S. INTERNAL REVENUE CODE. PLEASE CONTACT THE CHIEF FINANCIAL OFFICER OF THE MANAGER AT 916-387-6317.

         Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

               (1) INTEREST. The Chukchansi Economic Development Authority (the "Authority"), a wholly owned unincorporated enterprise of the Picayune Rancheria of Chukchansi Indians, a sovereign tribe recognized by the United States pursuant to 25 C.F.R. Part 83 (the "Tribe"), promises to pay interest on the principal amount of this Note at 16.75% per annum from October 8, 2002 until maturity

                   (a) Fixed Interest. Fixed Interest on the unpaid principal amount hereof outstanding from time to time shall accrue at a rate of 16.75% per annum from, and including, the date hereof until, and including, September 15, 2009 but, except as set forth in this clause
         (a) and Section 3 hereof, shall not be payable until September 15, 2009. On each Interest Payment Date (as defined below):

                         (i) if the Authority has not satisfied the Release
                   Conditions, the outstanding principal amount hereof shall increase on each such Interest Payment Date by an amount equal to the Fixed Interest accrued thereon from, but excluding, the immediately preceding Interest Payment Date, or, if an Interest Payment Date has not yet occurred, from, and including, the date of the Notes, to, but not including, such Interest Payment Date; and

                         (ii) if, the Authority has satisfied the Release
                   Conditions, the Authority shall pay, in cash, the Fixed Interest that has accrued on the Notes from and including the immediately preceding Interest Payment Date to, but excluding, such Interest Payment Date, in arrears in compliance with Section 4.01 of the Indenture; provided, however, that the Authority shall not make any payments on an Interest Payment Date unless all amounts due and payable with respect to the Senior Notes on such Interest Payment Date and all prior Interest Payment Dates have been paid in full in cash.

                   Fixed Interest on the Notes shall be payable or shall accrue, as the case may be, semiannually in arrears on April 1 and October 1 of each year beginning on April 1, 2003, or if any such day is not a Business Day, on the following Business Day (each an "Interest
         Payment Date") to the Holders of record on each March 15 and September 15 immediately preceding the applicable Interest Payment
         Date (each, a "Record Date"), and, if payable in cash, such Fixed Interest shall be paid in the manner and at the place provided in
         Section 4.01 of the Indenture. The Authority shall pay, in cash, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of Fixed Interest
         (without regard to any applicable grace periods) from time to time on demand at the rate of Fixed Interest as set forth in this Note, to the extent lawful. Fixed Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

                   (b) Contingent Interest. Contingent Interest shall accrue on the unpaid principal amount hereof on and after the Initial Operating Date. Contingent Interest shall be calculated to accrue (each an "Accrual Period") as follows:

                        (i) in the case of the First Accrual Period, from, and
                  including, the Initial Operating Date to, and including:

                              (a) the end of the First Accrual Period if the principal amount of these Notes has not become due and payable; or

                              (b) the date of payment if the principal amount of these Notes has become due and payable, whether at stated maturity, upon acceleration, upon any mandatory or optional redemption or otherwise;

                        (ii) in the case of each Semiannual Period following the
                  First Accrual Period from, but excluding, the end of the First Accrual Period or the end of the immediately preceding Semiannual Period, as applicable, to, and including, the end of each such Semiannual Period if the principal amount of these Notes has not become due and payable during such period; and

                        (iii) in the case of any Interim Period following the
                  First Accrual Period from, but excluding, the end of the First Accrual Period or most recent Semiannual Period, as applicable, to, and including, the date of payment if the principal amount of these Notes has become due and payable, whether at stated maturity, upon acceleration, upon any mandatory or optional redemption or otherwise.

                   On each Interest Payment Date after the First
         Accrual Period, Contingent Interest with respect to the Accrual Period completed immediately prior to that Interest Payment Date shall be payable to the Holders on the Record Date immediately preceding the Interest Payment Date in cash; provided, however, that, except as set forth in Section 3 hereof, Contingent Interest shall be deferred and shall not be paid unless and until the Authority has satisfied the Release Conditions on such Interest Payment Date; provided, however, that the Authority shall not make any payments on an Interest Payment Date unless all amounts due and payable with respect to the Senior Notes on such Interest
         Payment Date and all prior Interest Payment Dates have been paid in full in cash. If, on any Interest Payment Date after the First Accrual Period, the Authority has not satisfied the Release Conditions, the Contingent Interest which otherwise would have been payable on such Interest Payment Date shall be deferred and shall earn interest on such deferred amount from the date of such deferral to the date such Contingent Interest is paid, at an interest rate of 3.0% per annum. Contingent Interest shall be computed on the basis of a 360-day year of twelve 30-day months.
         If the Release Conditions have been met on any Interest Payment
         Date, the Authority shall pay to the Holders on the Record Date immediately preceding the Interest Payment Date, in addition to the Contingent Interest otherwise payable on such Interest Payment Date, all deferred Contingent Interest (together with interest on such Contingent Interest as provided in this Note).

                  (2) METHOD OF PAYMENT. The Authority shall pay Interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15 next preceding the applicable Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in
         Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium and Interest at the office or agency of the Authority maintained for such purpose within or without the City and State of New York, or, at the option of the Authority, payment of Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided, that payment by wire transfer of immediately available funds shall be required with respect to principal of, and Interest and premium on, all Notes, the Holders of which shall have provided wire transfer instructions to the Authority or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  (3) PAYMENT FOR TAXES. Notwithstanding anything to the contrary herein, within five days following each Quarterly Payment Date, the Authority shall make a cash payment to the Holders of the Notes, in an amount equal to the excess of (A) the cumulative Permitted Tax Distributions on these Notes for the period commencing with the date hereof to and including the applicable Quarterly Payment Date over (B) the sum of (x) the cumulative amount of cash payments previously made with respect to Fixed Interest or Contingent Interest pursuant to Section 1 hereof and
         (y) the cumulative amount of cash payments previously made pursuant to this Section 3. Any payments made pursuant to this
         Section 3 shall be treated as payments of accrued Interest and shall reduce, as applicable, the accrued Fixed Interest and Contingent Interest with respect to these Notes.

                  (4) PAYING AGENT AND REGISTRAR. Initially, U.S. Bank, N.A., the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Authority may change any Paying Agent or Registrar without notice to any Holder. The Authority may act in any such capacity.

                  (5) INDENTURE. The Authority issued the Notes under an Indenture dated as of October 8, 2002 (the "Indenture"), among the Authority, the Tribe and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Authority limited to $14,827,605 million in aggregate principal amount.

                  (6) OPTIONAL REDEMPTION.

                  The Notes are not redeemable at the Authority's option prior to October 1, 2006.

                  At any time on or after October 1, 2006, the Authority shall have the option to redeem these Notes, in whole or in part, upon not less than ten days notice, at the prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid Interest thereon and the premium, if any, in each case through and including the applicable redemption date if redeemed during the twelve month period beginning on or after October 1 of the years indicated below:

        Year                                                      Percentage
        ----                                                      ----------
        2006....................................................    108.375%
        2007....................................................    104.188%
        2008 and thereafter.....................................    100.000%

         provided, that as long as the Senior Notes are outstanding after any such payment there is at least the Required Accumulation Amount in cash and Cash Equivalents remaining in the Authority's Cash Accumulation Account. Any redemption pursuant to this Section 6 shall be made pursuant to the provisions of Section 3.01 through 3.06 of the Indenture.

                  (7) MANDATORY REDEMPTION.

                  The Authority is not required to make mandatory redemption payments with respect to these Notes.

                  (8) MANDATORY DISPOSITION PURSUANT TO GAMING LAWS.

                      (a) If any Gaming Authority determines, and a Holder or Beneficial Owner of the Notes is notified, that such Holder or Beneficial Owner must obtain a license, qualification or finding of suitability under any applicable Gaming Law and the Holder or Beneficial Owner does not apply for that license, qualification or finding of suitability within 30 days after being requested to do so by such Gaming Authority (or such lesser period that may be required by such Gaming Authority), or if such Holder or Beneficial Owner shall not be licensed, qualified or found suitable under applicable Gaming Law, or any license, qualification or finding of suitability is not renewed upon its expiration or is revoked, or the Holder or Beneficial Owner has been found to be unsuitable for licensing, then the Authority, at its option, may (i) require such Holder or Beneficial Owner to dispose of such Holder's or Beneficial Owner's Notes within 30 days, or any shorter period as may be required by the Gaming Authority, of (A) the termination of the 30-day period described above for the Holder or Beneficial Owner to apply for a license, qualification or finding of suitability or (B) the receipt of the notice from the Gaming Authority that the Holder or Beneficial Owner shall not be licensed, qualified or found suitable or (ii) subject to the second sentence of Section 16 hereof, redeem the Notes of such Holder or Beneficial Owner at a price equal to the least of (A) 100% of the principal amount thereof, (B) the price at which such Holder or Beneficial Owner acquired the Notes and
         (C) the fair market value of the Notes, together with, in each case, to the extent permitted by the Compact, accrued and unpaid Interest thereon to the earlier of the date of redemption or such earlier date as may be required by the Gaming Authority or the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption, if so ordered by such Gaming Authority.

                      (b) Immediately upon a determination that a Holder or Beneficial Owner shall not be licensed, qualified or found suitable, or that such license, qualification or finding of suitability has been revoked or shall not be renewed, the Holder or Beneficial Owner shall have no further rights (1) to exercise any right conferred by the Notes, directly or indirectly, through any trustee, nominee or any other Person or entity, or (2) to receive any interest or other distribution or payment with respect to the Notes or any remuneration in any form from the Authority for services rendered or otherwise, except the redemption price of the Notes.

                      (c) Any Holder or Beneficial Owner of Notes that is required to apply for a license, qualification or a finding of suitability may be required to pay all costs of the licenses or investigation for the qualification or finding of suitability by the applicable Gaming Authorities. The Authority is not required to pay or reimburse any Holder or Beneficial Owner of Notes who is required to apply for any license, qualification or finding of suitability.

                      (d) The Authority shall notify the Trustee in writing of any disposition pursuant to this Section 8 as soon as is practicable. The Trustee shall be required to report the names of the record holders of Notes to any Gaming Authority when required by law.

                  (9) REPURCHASE AT OPTION OF HOLDER.

                      (a) Subject to the restrictions set forth in Section 16 hereof, if there is a Change of Control, the Authority shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Authority shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                      (b) If the Authority consummates any Asset Sales, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $5.0 million, the Authority shall, subject to the second sentence of Section 16 hereof, commence an offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets or of an event of loss (a "Repurchase Offer"), as applicable, pursuant to Section 3.10 of the Indenture to purchase the maximum principal amount of Notes and other pari passu Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid Interest thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes and other pari passu Indebtedness tendered pursuant to a Repurchase Offer is less than the Excess Proceeds, the Authority may use such deficiency for any purpose not otherwise prohibited by the Indenture and the Collateral Documents. If the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase shall receive a Repurchase Offer from the Authority prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

                  (10) NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least ten days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. On and after the redemption date Interest ceases to accrue on Notes or portions thereof called for redemption.

                  (11) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Authority may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Authority need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Authority need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                  (12) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

                  (13) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes or the Collateral Documents may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class. Any amendment to, or waiver of, the provisions of any of Section 4.12 of the Indenture shall require the consent of the Holders of at least 66-2/3% in principal amount of the Notes then outstanding. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with all applicable rules and regulations of the NIGC, the BIA or any governmental authority or to comply with the provisions of the Trustee with respect to the provisions of the Indenture or the Notes relating to the transfers and exchange of Notes or beneficial interests therein.

                  (14) DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise,
         (iii) failure by the Authority to comply with Section 4.09, 4.10,
         4.14 and 4.15 of the Indenture; (iv) failure by the Authority to perform or comply with the provisions or any of the covenants set forth in the Collateral Documents for 30 days after notice to the Authority by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding voting as a single class; (v) failure by the Authority or the Tribe (with respect to its obligations under the Indenture) for 60 days after notice to the Authority by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding voting as a single class to comply with or observe certain other covenants, representations, warranties or agreements in the Indenture; (vi) default under certain other agreements relating to Indebtedness of the Authority (or the payment of which is guaranteed by the Authority), whether such Indebtedness or guarantee exists now or is created after the date of the Indenture (other than a default under the Subordinated PIK Notes, the Manager Repayment Note or the Letter of Credit Note resulting from the Authority's failure to make a change of control offer or asset sale offer to the holders of such notes) which default is caused by the failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of any grace period provided in such Indebtedness or results in the acceleration of such Indebtedness prior to its express maturity; (vii) certain final judgments for the payment of money aggregating in excess of $5.0 million that remain undischarged for a period of 60 days; (viii) the L/C Provider defaults in the performance of its obligations set forth in, or repudiates its obligations under, the Letter of Credit Drawdown Agreement, and such default remains uncured for 30 days;
         (xi) an Event of Default occurs and is continuing under the Manager Agreement; (xii) the Manager defaults in the performance of its obligations set forth in, or repudiates its obligations under, the Development Agreement, the Management Agreement or the Cash Accumulation Account Contribution Agreement and either such is default is not cured within 30 days or a Permitted Replacement Manager has not assumed and complied with the Manager's obligations under such agreements within 30 days, unless either the Manager continues in all material respects to provide services to the Authority in compliance with the Management Agreement or such transaction constitutes a Change of Control; (xiii) Cascade Entertainment Group, LLC is either terminated or resigns as the manager of the Chukchansi Gold Resort & Casino or otherwise ceases to be the manager of the Chukchansi Gold Resort & Casino and either a Permitted Replacement Manager has not assumed and complied with the Manager's obligations under the Development Agreement, the Management Agreement and the Cash Accumulation Account Contribution Agreement within 30 days or such termination or withdrawal constitutes a Change of Control; (xiv) the Initial Operating Date does not occur by the Operating Deadline or any Gaming License is lost, revoked or suspended and, as a result, the Chukchansi Gold Resort & Casino ceases Operating for a period of more than 90 consecutive days; and
         (xv) certain events of bankruptcy or insolvency with respect to the Authority. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable subject to the second sentence of Section 16 hereof. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Authority, all outstanding Notes shall become due and payable without further action or notice, subject to the second sentence of
         Section 16 hereof. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of Interest on, or the principal of, the Notes. The Authority is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Authority is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                  If an Event of Default occurs prior to October 1, 2006, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Authority with the intention of avoiding the prohibition on redemption of the Notes prior to October 1, 2006, then the premium set forth in Section 6 hereof shall also become and be immediately due and payable, to the extent permitted by law upon acceleration of the Notes, subject to the second sentence of Section 16 hereof. In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Authority with the intention of avoiding payment of the premium that the Authority would have had to pay if the Authority then had elected to prepay the Notes pursuant to Section 6 hereof, an equivalent premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes, subject to the second sentence of Section 16 hereof.

                  (15) TRUSTEE DEALINGS WITH AUTHORITY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Authority, and may otherwise deal with the Authority, as if it were not the Trustee.

                  (16) SPECIAL PROVISIONS REGARDING UNLICENSED AND NON-EXEMPT HOLDERS. If this Note is transferred to a Holder (or Beneficial Owner) that is not licensed or exempted from licensing by the Tribal Gaming Commission in accordance with the Compact, the neither that transferee Holder (or Beneficial Owner) nor any Person acting on behalf of that transferee Holder (or Beneficial Owner), including the Trustee, shall have any right to enforce any payment obligation relating to the Notes against any revenues, property or rights of the Authority or the Tribe, or any branch, department, agency, instrumentality, division, subsidiary, enterprise, authority or wholly-owned corporation or business of the Tribe (whether through the exercise of voting rights or otherwise) until such time as the transferee Holder is licensed or exempted from licensing by the Tribal Gaming Commission in accordance with the Compact. The Trustee, the Authority and the Tribe are prohibited from making any payment on the Notes (1) as a result of any enforcement action commenced by or on behalf of the Trustee or any Holder or (2) after payment of the Notes has been accelerated because of a default under the Indenture, except in each case to a Holder that is licensed or exempted from licensing by the Tribal Gaming Commission in accordance with the Compact.

                  (17) NO RECOURSE AGAINST OTHERS. Neither the Tribe nor any director, officer, officeholder, employee, agent, representative or member of the Authority or the Tribe, as such, shall have any liability for any obligations of the Authority under the Notes, the Indenture, the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  (18) AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  (19) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  (20) WAIVER OF SOVEREIGN IMMUNITY; WAIVER OF TRIBAL COURTS AND FORUMS; CONSENT TO JURISDICTIONS; APPLICABLE LAW; MANDATORY ARBITRATION OF PERMITTED CLAIMS; PERMITTED COURT ACTIONS. All provisions of the Indenture relating to the Tribe's and the Authority's waivers of sovereign immunity and rights to resolve disputes by arbitration, as well as consents and agreements of the Tribe and the Authority to applicable laws and jurisdictions for the resolution of disputes and the agreements of the Tribe and the Authority to arbitrate certain permitted claims, are hereby incorporated herein with the same force and effect as though set forth at length herein.

         The Authority shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                   Chukchansi Economic Development Authority
                                46575 Road 417
                         Coarsegold, California 93614
                           Telephone: (559) 683-6633
                           Telecopy: (559) 642-4075
                            Attention: Chairperson

                                ASSIGNMENT FORM

         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: _________________________________
                                               (Insert assignee's legal name)

_______________________________________________________________________________
               (Insert assignee's soc. sec. or tax I.D. no.)

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
           (Print or type assignee's name, address and zip code)

and irrevocably appoint _______________________________________________________
to transfer this Note on the books of the Authority. The agent may substitute another to act for him.

Date:  _______________

                                        Your Signature: ________________________
                                              (Sign exactly as your name appears
                                                   on the face of this Note)

Signature Guarantee*:  _________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                      OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Authority pursuant to Section 4.09 or 4.15 of the Indenture, check the appropriate box below:

                   _                               _
                  |_| Section 4.09                |_| Section 4.15

         If you want to elect to have only part of the Note purchased by the Authority pursuant to Section 4.09 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                              $_______________

Date:  _______________

                                     Your Signature: ________________________
                                              (Sign exactly as your name appears
                                                   on the face of this Note)

                                     Tax Identification No.:__________________


Signature Guarantee*:  ___________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                                                      EXHIBIT B


                        FORM OF CERTIFICATE OF TRANSFER

Chukchansi Economic Development Authority
46575 Road 417

Coarsegold, California 93614
Telephone: (559) 683-6633
Telecopy:   (559) 642-4075
Attention:  Chairperson

U.S. Bank, N.A.

_________________
_________________
Telephone: ________
Telecopy: _________
Attention: _________

         Re:  16.75% Senior Subordinated Pay-in-Kind Notes Due 2009]
              ------------------------------------------------------

         Reference is hereby made to the Indenture, dated as of ________, 2002 (the "Indenture"), among the Chukchansi Economic Development Authority, a wholly owned unincorporated enterprise of the Picayune Rancheria of Chukchansi Indians (the "Tribe"), as issuer (the "Authority"), the Tribe and U.S. Bank, N.A., as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         ___________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"). In connection with the Transfer, the Transferor hereby certifies that:

         The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note [shall] [shall not] be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Notes and in the Indenture.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Authority.

                                        _____________________________________
                                        [Insert Name of Transferor]
                                        By:__________________________________
                                           Name:
                                           Title:


         Dated:  ___________________




                                    B-1